                                                                     Exhibit 4.1


                              REVOLVING CREDIT AND
                       LETTER OF CREDIT ISSUANCE AGREEMENT



                                  BY AND AMONG



                         RTI INTERNATIONAL METALS, INC.,
                                   AS BORROWER

                                       AND

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                   AS LENDERS

                                       AND

                                   U.S. BANK,
                       NATIONAL CITY BANK OF PENNSYLVANIA
                                       AND
                       LASALLE BANK NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENTS

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION,
                           AS AGENT AND AS L/C ISSUER


                           DATED AS OF APRIL 12, 2002



                                AND ARRANGED BY:

                           PNC CAPITAL MARKETS, INC.,
                                AS LEAD ARRANGER

                                TABLE OF CONTENTS

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                                                                                                                PAGE
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
SCHEDULES.........................................................................................................v

EXHIBITS .........................................................................................................v

ARTICLE I         CERTAIN DEFINITIONS; CONSTRUCTION...............................................................1
1.01.    Certain Definitions......................................................................................1
1.02.    Construction............................................................................................21

ARTICLE II        REVOLVING CREDIT FACILITY......................................................................23
2.01.    Revolving Credit Commitments............................................................................23
2.02.    Nature of Lenders' Obligations with Respect to Revolving Credit Loans...................................23
2.03.    Fees....................................................................................................24
2.04.    Voluntary Reduction of Revolving Credit Commitment......................................................24
2.05.    Revolving Credit Loan Requests..........................................................................25
2.06.    Making Revolving Credit Loans...........................................................................25
2.07.    Revolving Credit Notes..................................................................................26
2.08.    Interest Payments, Interest Rates and Certain Related Payments Pertaining to the
             Revolving Credit Loans..............................................................................26
2.09.    Prepayments: Allocation of Repayments...................................................................29
2.10.    Yield Protection........................................................................................30
2.11.    Special Provisions Relating to the Euro-Rate Option.....................................................32
2.12.    Capital Adequacy........................................................................................34
2.13.    Swingline Loans.........................................................................................34
2.14.    Loan Account............................................................................................35
2.15.    All Advances to Constitute One Loan.....................................................................35
2.16.    Use of Proceeds.........................................................................................36
2.17.    Letter of Credit Subfacility............................................................................36
2.18.    Taxes...................................................................................................44
2.19.    Payments................................................................................................44
2.20.    Substitution of Lender..................................................................................45

ARTICLE III       LOAN DISBURSEMENT ACCOUNT, GUARANTEES, ETC.....................................................45
3.01.    Loan Disbursement Account...............................................................................45
3.02.    Designation of Subsidiary Guarantors....................................................................46
3.03.    Further Cooperation.....................................................................................46
3.04.    Solvency................................................................................................46

ARTICLE IV        REPRESENTATIONS AND WARRANTIES.................................................................46
4.01.    Organization and Qualification..........................................................................46
4.02.    Capitalization and Ownership............................................................................47
4.03.    Subsidiaries............................................................................................47
4.04.    Power and Authority.....................................................................................47
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                                     - i -

4.05.    Validity and Binding Effect.............................................................................47
4.06.    No Conflict ............................................................................................47
4.07.    Litigation..............................................................................................48
4.08.    Financial Statements....................................................................................48
4.09.    Margin Stock; Section 20 Subsidiaries...................................................................48
4.10.    Full Disclosure.........................................................................................49
4.11.    Tax Returns and Payments................................................................................49
4.12.    Consents and Approvals..................................................................................49
4.13.    No Event of Default; Compliance with Instruments........................................................50
4.14.    Compliance with Laws....................................................................................50
4.15.    Investment Company; Public Utility Holding Company......................................................50
4.16.    Plans and Benefit Arrangements..........................................................................50
4.17.    Title to Properties.....................................................................................51
4.18.    Insurance...............................................................................................51
4.19.    Employment Matters......................................................................................52
4.20.    Environmental Matters...................................................................................52
4.21.    Senior Debt Status......................................................................................53
4.22.    Solvency................................................................................................53
4.23.    Material Contracts; Burdensome Restrictions.............................................................54
4.24.    Patents, Trademarks, Copyrights, Licenses, Etc..........................................................54
4.25.    Brokers.................................................................................................54
4.26.    No Material Adverse Change..............................................................................54

ARTICLE V         CONDITIONS OF LENDING OR ISSUANCE OF LETTER OF CREDIT..........................................54
5.01.    Conditions to Initial Borrowings........................................................................54
5.02.    Each Additional Revolving Credit Loan, Swingline Loan or Issuance of a
              Letter of Credit...................................................................................57
5.03.    Location of Closing.....................................................................................58

ARTICLE VI        AFFIRMATIVE COVENANTS..........................................................................58
6.01.    Preservation of Existence, Etc..........................................................................59
6.02.    Accounting System; Reporting Requirements...............................................................59
6.03.    Notices Regarding Plans and Benefit Arrangements........................................................61
6.04.    Payment of Liabilities, Including Taxes, etc............................................................62
6.05.    Maintenance of Insurance................................................................................62
6.06.    Maintenance of Properties and Leases....................................................................62
6.07.    Maintenance of Permits and Franchises...................................................................62
6.08.    Visitation Rights.......................................................................................63
6.09.    Keeping of Records and Books of Account.................................................................63
6.10.    Plans and Benefit Arrangements..........................................................................63
6.11.    Compliance with Laws....................................................................................63
6.12.    Use of Proceeds.........................................................................................63
6.13.    Environmental Laws......................................................................................64
6.14.    Senior Debt Status......................................................................................64
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

ARTICLE VII       NEGATIVE COVENANTS.............................................................................64
7.01.    Indebtedness............................................................................................65
7.02.    Liens...................................................................................................65
7.03.    Loans, Acquisitions and Investments.....................................................................65
7.04.    Liquidations, Mergers and Consolidations................................................................67
7.05.    Dispositions of Assets or Subsidiaries..................................................................67
7.06.    Affiliate Transactions..................................................................................68
7.07.    Subsidiaries, Partnerships and Joint Ventures...........................................................68
7.08.    Continuation of or Change in Business...................................................................68
7.09.    Plans and Benefit Arrangements..........................................................................68
7.10.    Fiscal Year ............................................................................................69
7.11.    Changes in Organizational Documents.....................................................................69
7.12.    Financial Covenants.....................................................................................69
7.13.    Operating Leases........................................................................................70
7.14.    Limitation on Negative Pledge Clauses...................................................................70

ARTICLE VIII      DEFAULT........................................................................................70
8.01.    Events of Default.......................................................................................70
8.02.    Consequences of Event of Default........................................................................73

ARTICLE IX        THE AGENTS.....................................................................................75
9.01.    Appointment and Grant of Authority......................................................................75
9.02.    Delegation of Duties....................................................................................75
9.03.    Reliance by Agent on Lenders for Funding................................................................75
9.04.    Non-Reliance on Agents..................................................................................76
9.05.    Responsibility of Agents and Other Matters..............................................................76
9.06.    Actions in Discretion of Agent; Instructions from the Lenders...........................................77
9.07.    Indemnification.........................................................................................77
9.08.    Agents' Rights as Lenders...............................................................................78
9.09.    Notice of Default.......................................................................................78
9.10.    Payment to Lenders......................................................................................78
9.11.    Holders of Notes........................................................................................79
9.12.    Equalization of Lenders.................................................................................79
9.13.    Successor Agent.........................................................................................79
9.14.    Calculations............................................................................................80
9.15.    Beneficiaries...........................................................................................80
9.16.    Termination of Existing Bank Credit Agreements..........................................................80
9.17.    Waiver of Consequential Damages.........................................................................80

ARTICLE X         GENERAL PROVISIONS.............................................................................80
10.01.   Amendments and Waivers..................................................................................80
10.02.   Taxes...................................................................................................81
10.03.   Costs and Expenses, etc.................................................................................82
10.04.   Notices.................................................................................................82
10.05.   Participation and Assignment............................................................................85
10.06.   Successors and Assigns..................................................................................87
10.07.   No Implied Waivers; Cumulative Remedies; Writing Required...............................................88
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                                    - iii -

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
10.08.   Severability............................................................................................88
10.09.   Indemnity...............................................................................................88
10.10.   Confidentiality.........................................................................................89
10.11.   Survival................................................................................................90
10.12.   Governing Law...........................................................................................90
10.13.   Forum...................................................................................................90
10.14.   Non-Business Days.......................................................................................91
10.15.   Integration.............................................................................................91
10.16.   Counterparts............................................................................................91
10.17.   Funding by Branch, Subsidiary or Affiliate..............................................................91
10.18.   Waiver of Jury Trial....................................................................................92

                                    SCHEDULES


 Schedule 1.01(a)  Lenders; Revolving Credit Commitments
 Schedule 1.01(b)  Locations of Inventory
 Schedule 2.17(j)  Existing Letters of Credit
 Schedule 4.01 Jurisdictions of Incorporation and Qualification of Borrower and Subsidiaries
 Schedule 4.02     Capital Stock Options
 Schedule 4.03     Interests in Subsidiaries and Other Entities
 Schedule 4.07     Litigation
 Schedule 4.11     Agreements Concerning Tax Returns
 Schedule 4.12     Consents and Approvals
 Schedule 4.16     Plans and Benefit Arrangements
 Schedule 4.20     Environmental Matters
 Schedule 7.01     Permitted Indebtedness
 Schedule 7.03     Other Investments
 Schedule 7.06     Affiliate Transactions


                                    EXHIBITS

 Exhibit "A"       Form of Revolving Credit Note
 Exhibit "B"       Form of Swingline Note
 Exhibit "C"       Form of Borrowing Base Certificate
 Exhibit "D"       Form of Application and Agreement for Letter of Credit
 Exhibit "E"       Form of Loan Request
 Exhibit "F"       Form of Assignment and Assumption Agreement
 Exhibit "G"       Form of Compliance Certificate
 Exhibit "H"       Form of Opinion of Counsel
 Exhibit "I"       Form of Subsidiary Guaranty
 Exhibit "J"       Form of Landlord's Waiver

                              REVOLVING CREDIT AND
                       LETTER OF CREDIT ISSUANCE AGREEMENT


                  THIS REVOLVING CREDIT AND LETTER OF CREDIT ISSUANCE AGREEMENT, April 12, 2002, is made by and among RTI INTERNATIONAL METALS, INC., an Ohio corporation (as more fully defined below, the "Borrower"), the Lenders (as hereinafter defined), U.S. BANK, NATIONAL CITY BANK OF PENNSYLVANIA and LaSALLE BANK NATIONAL ASSOCIATION, as documentation agents (the "Documentation Agents"), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as L/C Issuer (as hereinafter defined) and as agent for the L/C Issuer and the Lenders under this Agreement (in such capacity, as more fully defined below, the "Agent").

                                   WITNESSETH:

                  WHEREAS, the Borrower has requested the Lenders to make available to the Borrower Revolving Credit Loans in an aggregate principal amount not exceeding One Hundred Million Dollars ($100,000,000) at any one time outstanding; and the Borrower has requested the Lenders to provide for the issuance for the account of the Borrower Letters of Credit with an aggregate Stated Amount not exceeding Twenty-Five Million Dollars ($25,000,000) at any one time outstanding; provided that at no time will Total Utilization exceed One Hundred Million Dollars ($100,000,000); and

                  WHEREAS, the Lenders are willing to make the Revolving Credit Loans available to the Borrower upon the terms and conditions hereinafter set forth; and the L/C Issuer is willing to issue Letters of Credit for the account of the Borrower upon the terms and conditions hereinafter set forth; and the Lenders are willing to purchase risk participations with respect to each Letter of Credit issued by the L/C Issuer hereunder upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual covenants and agreements hereinafter set forth, and other valuable consideration, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:


                                    ARTICLE I
                        CERTAIN DEFINITIONS; CONSTRUCTION

                  1.01. Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly Controls, is Controlled by, or is under common Control with such Person, (ii) which beneficially owns or holds 5 % or more of any class of the voting or other equity interests of such Person, or (iii) 5 % or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.

                  Agent shall mean PNC Bank, National Association, a national banking association organized under the laws of the United States of America, in its capacity as agent for the L/C Issuer and the Lenders pursuant to this Agreement, and its successors and assigns in such capacity.

                  Agent's Letter shall mean that certain letter dated February 7, 2002 by and between the Agent and the Borrower which sets forth an agent's fee to be paid by the Borrower to the Agent for its account from time to time during the term of this Agreement.

                  Agreement shall mean this Revolving Credit and Letter of Credit Issuance Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits hereto.

                  Applicable Facility Fee shall have the meaning ascribed to it in Section 2.03 of this Agreement.

                  Applicable Euro-Rate Margin shall have the meaning ascribed to it in Section 2.08(b)(ii) of this Agreement.

                  Applicable Letter of Credit Fee shall have the meaning ascribed to it in Section 2.17(b) of this Agreement.

                  Application and Agreement for Letter of Credit shall mean an application and agreement for either a standby letter of credit or for an amendment thereto substantially in the form of Exhibit "D" hereto.

                  Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as the Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit "F" hereto.

                  Assignment Fee shall mean the fee described in Section
10.05(b).

                  Authorized Officer shall mean those persons designated initially in the several incumbency certificates delivered pursuant to Section
5.01 hereof by the Borrower or a Subsidiary Guarantor, as the case may be. The Borrower, or a Subsidiary Guarantor, as the case may be, may amend such list of persons from time to time by giving written notice of such amendment to the Agent.

                  Availability shall mean, as of any time of determination either (i) the positive difference between the Borrowing Base and Total Utilization, if the Borrowing Base is greater than Total Utilization at such time, or (ii) zero, if the Borrowing Base is less than or equal to Total Utilization at such time.

                  Base Rate shall mean the greater of (i) the Prime Rate, or
(ii) the Federal Funds Effective Rate plus fifty basis points (1/2 of 1%) per annum.

                  Base Rate Option shall mean the interest rate option described in Section 2.08(b)(i) hereof.

                  Base Rate Portion shall mean the portion of the Revolving Credit Loans or the Swingline Loan; which bears, or is to bear, interest under the Base Rate Option.

                  Benefit Arrangement shall mean at any time an "employee benefit plan", within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to, by any member of the ERISA Group.

                  Borrower shall mean RTI INTERNATIONAL METALS, INC., a corporation organized and existing under the laws of the State of Ohio, and its successors and permitted assigns.

                  Borrowing Base shall mean the sum of (i) 85% of the book value of the Borrower's and the Guarantor Subsidiaries' Eligible Receivables plus (ii) 60% of the book value of the Borrower's and the Guarantor Subsidiaries' Eligible Inventory; provided, however, that the aggregate outstanding principal amount of Revolving Credit Loans advanced against Eligible Inventory shall not at any time exceed a Dollar amount equal to 60% of the Borrowing Base.

                  Borrowing Base Certificate shall mean a borrowing base certificate substantially in the form of Exhibit "C" which has been executed by an Authorized Officer and delivered to the Agent.

                  Borrowing Date shall mean, with respect to any Revolving Credit Loan or any Swingline Loan, the date for the making thereof, or as to Revolving Credit Loans, the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  Business Day shall mean (i) any day other than a Saturday or Sunday or a legal holiday on which commercial banks in Pittsburgh, Pennsylvania are authorized or required to be closed under the laws of the Commonwealth of Pennsylvania, federal law or other applicable Law of an Official Body, and (ii) if the applicable Business Day relates to any day for the determination of any Euro-Rate, any day that satisfies the conditions of clause (i) above provided that such day is a day on which dealings in Dollar deposits are carried on in the London interbank market.

                  Capital Adequacy Event shall have the meaning ascribed to it in Section 2.12 hereof.

                  Capital Compensation Amount shall have the meaning ascribed to it in Section 2.12 hereof.

                  Cash Collateral Account shall have the meaning ascribed to it in Section 8.02(e) hereof.

                  Cash Equivalents shall mean (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) time deposits, certificates of deposit and eurodollar time deposits with maturities of not more than six months from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than thirty days for underlying securities of any of the types described in clause
(i) or (ii) and entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper maturing in 180 days or less rated not lower than A-1 by S&P or P-1 by Moody's on the date of acquisition, and (v) interests in pooled investment funds the assets of which are invested in investments referred to in clauses (i) through (iv) above.

                  Closing shall mean the execution and delivery of this Agreement and the other Loan Documents by the parties hereto and thereto on the Closing Date.

                  Closing Date shall mean April 12, 2002.

                  Closing Fee for a Lender shall mean a dollar amount equal to 0.5% (1/2 of 1%) times the Revolving Credit Commitment of such Lender.

                  Compliance Certificate shall mean a certificate executed by the chief financial officer or the treasurer of the Borrower, substantially in the form of Exhibit "G" hereto.

                  Consolidated EBIT shall mean, for any period, the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP, plus (a) the sum of (i) Interest Expense,
(ii) total income tax expense, (iii) extraordinary or unusual losses (including after tax losses on sales of assets outside of the ordinary course of business and not otherwise included in GAAP extraordinary or unusual losses), (iv) other non-cash charges, and (v) the net loss of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to the Borrower, less (b) the sum of (i) extraordinary or unusual gains (including after tax gains on sales of assets outside of the ordinary course of business and not otherwise included in GAAP extraordinary or nonrecurring gains), (ii) other noncash credits, and (iii) the net income of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to the Borrower; provided, that for purposes of calculating Consolidated EBIT of the Borrower and its Subsidiaries for any period, the Consolidated EBIT of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and related consolidated statements of income and stockholders' equity and of cash flows for such period (i) have been previously provided to the Agent and the Lender and (ii) either (A) have been reported on without qualification arising out of the scope of the audit by independent certified accountants of nationally recognized standing or (B) have been found acceptable by the Agent.

                  Consolidated EBITDA shall mean, for any period, the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) Interest Expense, (iv) total income tax expense, (v) extraordinary or unusual losses (including after tax losses on sales of assets outside of the ordinary course of business and not otherwise included in GAAP extraordinary or unusual losses), (vi) other non-cash charges, and (vii) the net loss of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to the Borrower, less (b) the sum of (i) extraordinary or unusual gains (including after tax gains on sales of assets outside of the ordinary course of business and not otherwise included in GAAP extraordinary or nonrecurring gains), (ii) other noncash credits, and (iii) the net income of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to the Borrower; provided, that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and related consolidated statements of income and stockholders' equity and of cash flows for such period (i) have been previously provided to the Agent and the Lender and (ii) either (A) have been reported on without qualification arising out of the scope of the audit by independent certified accountants of nationally recognized standing or (B) have been found acceptable by the Agent.

                  Consolidated Intangible Assets shall mean, with respect to any Person, all assets properly classified as intangible assets under GAAP, including without limitation goodwill, patents, copyrights, trademarks, trade names, franchises, licenses, organization costs and deferred charges.

                  Consolidated Interest Expense shall mean any Person's interest expense, as determined in accordance with GAAP, as appearing on the Borrower's financial statements.

                  Consolidated Net Worth shall mean stockholders' equity of any Person determined on a consolidated basis, as determined in accordance with GAAP consistently applied.

                  Consolidated Tangible Net Worth shall mean the remainder determined by subtracting from Consolidated Net Worth the aggregate amount of Consolidated Intangible Assets.

                  Consolidated Total Indebtedness shall mean the Indebtedness of any Person determined on a consolidated basis in accordance with GAAP, consistently applied.

                  Consolidated Total Indebtedness to Consolidated EBITDA Ratio shall mean, as of any date of determination, the ratio of the Borrower's Consolidated Total Indebtedness as of the end of the Borrower's most recently completed Fiscal Quarter to the Borrower's Consolidated EBITDA for the Borrower's four most recently completed Fiscal Quarters treated as a single accounting period.

                  Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be, and the terms "Controlled" and "Controlling" shall have correlative meanings.

                  Default shall mean any event or condition which with notice or passage of time or both, would constitute an Event of Default.

                  Documentation Agent shall mean each of U.S. Bank, National City Bank of Pennsylvania and LaSalle Bank National Association in its capacity as documentation agent hereunder.

                  Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                  Eligible Inventory: Any Inventory of the Borrower or any Subsidiary Guarantor which the Agent, in its sole discretion exercised in good faith, determines to have met all of the following minimum requirements:

                  (i) The Inventory is either (a) finished goods, (b) raw materials other than supplies, or (c) work-in-process, but excluding in all cases any goods which have been shipped, delivered, sold, purchased or provided by or to the Borrower or a Subsidiary Guarantor on a bill-and-hold, consignment sale, guaranteed sale or sale-or-return basis, or any other similar basis or understanding other than an absolute sale;

                  (ii) The Inventory is new and of good and merchantable quality, is not obsolete and represents no more than a 12-month supply of such finished goods or raw materials;

                  (iii) The Inventory is located on premises listed on Schedule 1.01(b) hereto or is Inventory which is in transit and is so identified on the relevant Schedule of Inventory; provided however, that in the event that total Eligible Inventory absent the application of this provision is less than $120,000,000, at any time, then for any Inventory situate at facilities leased to the Borrower or a Subsidiary Guarantor to meet the requirement of Eligible Inventory hereunder, the Agent shall have received a Landlord's Waiver concerning such leased site substantially in the form of Exhibit "J" hereto;

                  (iv) The Inventory is not stored with a bailee, warehouseman, consignee or similar party unless the Agent has given its prior written consent and the Borrower or such Subsidiary Guarantor has caused such bailee, warehouseman, consignee or similar party to issue and deliver to the Agent, in form and substance acceptable to the Agent, warehouse receipts or similar type documentation therefor in the Agent's name;

                  (v) The Inventory is not subject to any Lien, however any Inventory the subject of a Lien shall be excluded from Eligible Inventory only to the amount of the dollar value of such Lien; and

                  (vi) The Inventory has not been manufactured in material violation of any Federal minimum wage or overtime laws, including without limitation the Fair Labor Standards Act, 29 U.S.C. Section 215(a)(1) or any similar or successor legislation.

Notwithstanding the qualification standards specified above, upon prior notice to and with the consent of the Borrower, not to be unreasonably withheld, the Agent may at any time or from time to time revise such qualification standards or, in its sole and reasonable discretion, determine that certain Inventory is not eligible to be Eligible Inventory.

                  Eligible Receivable: Any Receivable of the Borrower or any Subsidiary Guarantor which the Agent, in its sole discretion exercised in good faith, determines to have met all of the following minimum requirements:

                  (i) The Receivable represents a complete bona fide transaction for goods sold and delivered or services rendered (excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of the Borrower or such Subsidiary Guarantor to make such Receivable payable by the Receivables Debtor;

                  (ii) The Receivable arises from an arm's-length transaction in the ordinary course of the Borrower's or a Subsidiary Guarantor's business between the Borrower or a Subsidiary Guarantor and a Receivables Debtor which is not (A) an Affiliate or Subsidiary of the Borrower, (B) a Person Controlled by a Subsidiary or Affiliate of the Borrower, (C) an officer, director, Significant Stockholder or employee of the Borrower or any Subsidiary Guarantor or Affiliate of the Borrower, or (D) a member of the family of an officer, director, Significant Stockholder or employee of the Borrower or a Subsidiary or Affiliate of the Borrower;

                  (iii) The Receivable shall not (A) be or have been unpaid more than (1) 90 days from the original due date of the invoice or (2) 270 days from the date of the invoice, whichever first occurs, or (B) be payable by a Receivables Debtor (1) more than 50% of whose Receivables are not deemed Eligible Receivables or (2) whose Receivables constitute 50% or more of the aggregate amount of all outstanding Receivables;

                  (iv) The goods the sale of which gave rise to the Receivable were shipped, delivered or provided to the Receivables Debtor on an absolute sale basis and not on a bill-and hold, consignment sale, guaranteed sale or sale-or-return basis or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

                  (v) The Receivable is not evidenced by chattel paper or an instrument of any kind and has not been reduced to judgment;

                  (vi) The Receivables Debtor with respect to the Receivable (A) is Solvent, (B) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on his or its business, operations or properties, (C) has not made an assignment for the benefit of his or its creditors, (D) has not failed, suspended business, dissolved or consented to or suffered the appointment of a receiver, trustee, liquidator or custodian for him or it or for all or a significant portion of his or its assets or affairs and
(E) is not, in the sole discretion of the Agent exercised in good faith, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experience of the Borrower or the Agent with such Receivables Debtor or the unsatisfactory reputation of such Receivables Debtor);

                  (vii) The Receivables Debtor is not located outside of the continental United States of America, unless the Borrower has delivered to the Bank any or all letters of credit and/or cash against documents relating to such Receivable or evidence of credit insurance, as requested by the Agent and deemed adequate and acceptable by the Agent;

                  (viii) The Receivable is a valid, legally enforceable obligation of the Receivables Debtor with respect thereto and is not subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Receivables Debtor, and the Receivable is not otherwise subject to any right of setoff to the extent of any of the foregoing, and no facts or circumstances exist which may provide a basis for any of the foregoing in the present or future;

                  (ix) The Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent and arises from a contract which is in form and substance satisfactory to the Agent;

                  (x) The Borrower has observed and complied with all Laws of the state in which the Receivables Debtor is located or the Receivable is payable, which Laws, if not observed and complied with, would deny to the Borrower access to the courts of such state,

                  (xi) The Receivable is not subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

                  (xii) The goods giving rise to the Receivable were not, at the time of sale thereof, subject to any Lien;

                  (xiii) The Receivable is payable in freely transferable
Dollars;

                  (xiv) The Borrower has not made any agreement with the Receivables Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Receivable;

                  (xv) The Borrower has not made any agreement with the Receivables Debtor to extend the time of payment of such Receivable;

                  (xvi) The Receivable does not arise from a retail sale of goods to a Person who is purchasing the same primarily for personal, family or household purposes; and

                  (xvii) No covenant, representation or warranty contained in this Agreement or any of the other Loan Documents with respect to such Receivable has been breached.

In addition to the foregoing requirements, Receivables of any Receivables Debtor which are otherwise Eligible Receivables shall be reduced to the extent of any Receivables payable (including, without limitation, the Agent's good faith estimate of any contingent liabilities) owing by the Borrower to such Receivables Debtor, which Receivables payable are known as "contras"; provided, however, that the Agent, in its sole discretion exercised in good faith, may determine that none of the Receivables owned by such Receivables Debtor shall be Eligible Receivables in the event that contras represent an unreasonably large amount owing to such Receivables Debtor.

Notwithstanding the qualification standards specified above, upon prior notice to the Borrower, the Agent may at any time or from time to time revise such qualification standards.

                  Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or equitable relief, or any order, notice of violation or citation issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any Environmental Laws or any Environmental Conditions.

                  Environmental Conditions shall mean any conditions of the environment, including, without limitation, the work place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any of the Property.

                  Environmental Laws shall mean all federal, state; local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments and consent decrees issued or entered into pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the work place.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, in each case as from time to time in effect.

                  ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  Euro-Rate shall mean for any day, as used herein, for each segment of the EuroRate Portion corresponding to a proposed or existing Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/l00th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Euro-Rate Portion for such Euro-Rate Interest Period and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                            Average of London interbank offered rates
                            quoted by British Banker's Association, as
                            shown on Dow Jones Market
         Euro-Rate     =    Service display page 3750, or appropriate successor
                            ---------------------------------------------------
                                    1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  Euro-Rate Interest Period shall mean any individual period equal to one (1), two (2), three (3) or six (6) months selected by the Borrower commencing on the Borrowing Date, a conversion date or a renewal date of a Euro-Rate Portion to which such period shall apply; provided, however, that prior to the date which is the Business Day following the Syndication Date, only such periods as the Agent and the Borrower mutually agree upon, not to exceed a period of one month, shall be available.

                  Euro-Rate Option shall mean the interest rate option described in Section 2.08b(ii) hereof.

                  Euro-Rate Portion shall mean each portion of the Revolving Credit Loans which bears, or is to bear, interest under the Euro-Rate Option; and the term Euro-Rate Portions shall mean collectively all such portions of the Revolving Credit Loans which bear, or are to bear, interest under the Euro-Rate Option.

                  Euro-Rate Reserve Percentage shall mean for any day the maximum effective percentage as determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as prescribed by the Federal Reserve Board (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  Event of Default shall have the meaning ascribed to it in
Section 8.01 hereof.

                  Existing Credit Agreement shall mean the Revolving Credit and Letter of Credit Issuance Agreement dated as of September 30, 1998, as amended, entered into by and among the Borrower, the banks which are lender parties thereto, as lenders, and PNC Bank, as agent for such banks and issuer of certain letters of credit thereunder.

                  Existing Letters of Credit shall mean all letters of credit outstanding on the Closing Date issued by PNC Bank under and pursuant to the terms of the Existing Credit Agreement, and Existing Letter of Credit shall mean any of the Existing Letters of Credit.

                  Expiration Date shall mean May 31, 2005.

                  Facility Fee shall have the meaning ascribed to it in Section
2.03 of this Agreement.

                  Federal Bankruptcy Code shall mean the bankruptcy code of the United States of America codified in Title 11 of the United States Code, as from time to time amended or supplemented.

                  Federal Funds Effective Rate shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1 %) announced by the Federal Reserve Bank of New York (or any successor) on such day (or if such day is not a Business Day, the previous Business Day) as being the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement.

                  Federal Reserve Board shall mean the Board of Governors of the United States Federal Reserve System as constituted from time to time.

                  Fee shall mean any of the Closing Fee, the Facility Fee, the Letter of Credit Fee, the L/C Fronting Fee, any arrangement or agent's fee payable to the Agent or its Affiliate, and any other fee payable under any of the other Loan Documents.

                  Fiscal Quarter shall mean each three month fiscal period of the Borrower beginning respectively on each January 1, April 1, July 1 and October 1 during the term hereof and ending on the immediately succeeding March 31, June 30, September 30 and December 31.

                  Fiscal Year shall mean each 12-month fiscal period of the Borrower beginning January 1 and ending on the immediately succeeding December 31.

                  GAAP shall mean, subject to the provisions of Section 1.03 hereof, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be recognized by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  Guaranty or Guarantee shall mean any obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment of another Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay upon a second Person's failure to pay, (iv) agreements to maintain the capital, working capital solvency or general financial condition of a second Person and (v) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the non-furnishing of such services.

                  Indebtedness shall mean as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent or joint and several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, hedging contracts, Interest Hedge Agreement or other interest rate management device, raw materials management device or commodities management device (except raw materials or commodity management devices entered into in the ordinary course of business), (iv) any other transaction (including forward sale or purchase agreements, capitalized leases, and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (v) any Guaranty of any of the foregoing.

                  Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  Interest Hedge Agreement shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuations in interest rates.

                  Interest Rate Option shall mean the Euro-Rate Option or the Base Rate Option.

                  Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  Inventory shall mean, with respect to the Borrower or any Subsidiary Guarantor, any and all now owned or hereafter acquired goods, merchandise, raw material, work-in-process and finished goods inventory and other tangible personal property intended for sale or lease and all materials and supplies which are used or consumed in selling or furnishing such goods, merchandise or other personal property, in the custody or possession, actual or constructive, of the Borrower or any Subsidiary Guarantor, as the case maybe, including such inventory as is on consignment to third parties, leased to customers of the Borrower or any Subsidiary Guarantor, as the case maybe, or otherwise temporarily out of the custody or possession of the Borrower or any Subsidiary Guarantor, as the case may be.

                  L/C Fronting Fee shall have the meaning ascribed to it in
Section 2.17(b) of this Agreement.

                  L/C Issuer shall mean PNC Bank, National Association, as the issuer of Letters of Credit pursuant to Section 2.17, and any successor to PNC Bank, National Association as the issuer of Letters of Credit hereunder.

                  Labor Contracts shall have the meaning ascribed to it in
Section 4.19 hereof.

                  Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                  Lender Obligations shall mean collectively, (i) all unpaid principal and accrued and unpaid interest under the Revolving Credit Loans and the Swingline Loan, (ii) all accrued and unpaid Fees hereunder or under any of the other Loan Documents, (iii) the face amount of all Letters of Credit then outstanding, together with all Unreimbursed L/C Draws and all accrued and unpaid interest on such Unreimbursed L/C Draws, (iv) the actual (as opposed to nominal) credit exposure determined in accordance with standard industry practices to any Lender or Affiliate of a Lender under an Interest Hedge Agreement between such Person and the Borrower, (v) any other amounts payable hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, fees, costs, expenses, prepayment premiums and other obligations of the Borrower to a Lender (in any capacity hereunder) or any indemnified party hereunder, (vi) all out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement or any other Loan Documents, including but not limited to the reasonable fees and expenses of the Agent's counsel, (vii) all out-of-pocket costs and expenses incurred by a

Lender after an Event of Default in connection with any administration or enforcement of the Loan Documents, including but not limited to the reasonable fees and expenses of such Lender's counsel, and (viii) all other liabilities, obligations, covenants, duties and Indebtedness of the Borrower to the Agent, the Documentation Agents, the L/C Issuer and the Lenders of any and every kind and nature, arising under this Agreement or the other Loan Documents, whether heretofore, now or hereafter owing, arising, due or payable from the Borrower to the Agent, the L/C Issuer or the Lenders.

                  Lenders shall mean the financial institutions named on
Schedule 1.01(a) hereto and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

                  Letter of Credit shall mean any standby letter of credit issued by the L/C Issuer for the account of the Borrower upon the application of the Borrower pursuant to this Agreement and any Existing Letter of Credit, and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  Letter of Credit Fee shall have the meaning ascribed to it in
Section 2.17.

                  Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  Loans shall mean Revolving Credit Loans and Swingline Loans; and the term Loan shall mean separately any Revolving Credit Loan or Swingline Loan.

                  Loan Account shall mean the loan account maintained by a Lender as more fully described in Section 2.14 hereof.

                  Loan Disbursement Account shall have the meaning ascribed to it in Section 3.01 hereof.

                  Loan Documents shall mean this Agreement, the Notes, any Application and Agreement for Letter of Credit, the Subsidiary Guarantees, any Interest Rate Hedge Agreement executed by a Lender or an affiliate of a Lender, and any other agreements, instruments, certificates or documents contemplated thereby, as any of the same may be supplemented or amended from time to time in accordance herewith or therewith; and Loan Document shall mean any of the Loan Documents.

                  Loan Parties shall mean the Borrower and the Subsidiary Guarantors and Loan Party shall mean any of the Loan Parties.

                  Loan Request shall mean a request for Revolving Credit Loans made in accordance with Section 2.05 hereof which request shall be substantially in the form of Exhibit "E" hereto.

                  March 31, 2002 Delivery Date shall mean the date on which the Borrower's financial statements and Compliance Certificate for the Fiscal Quarter ending March 31, 2002 are delivered to the Agent pursuant to the terms of the Existing Credit Agreement.

                  Margin Regulations shall mean Regulation T, U or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Documents, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower and its Subsidiaries taken as a whole to duly and punctually pay their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Lenders to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  Moody's shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent, with the approval of the Borrower, by notice to the Lenders.

                  Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  Notes shall mean collectively all of the Revolving Credit Notes and the Swingline Note and Note separately shall mean any Revolving Credit Note and the Swingline Note.

                  Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  Participant shall mean any bank or financial institution which acquires from any Lender an undivided interest in the Lender' s Ratable Share of the Revolving Credit Commitments, Revolving Credit Loans, Letters of Credit and Unreimbursed L/C Draws, pursuant to Section 10.05.

                  Participation shall mean the sale, made in accordance with the provisions of Section 10.05, by any Lender to any Participant of an undivided interest in such Lender's Ratable Share of the Revolving Credit Commitments, Revolving Credit Loans, Letters of Credit and Unreimbursed L/C Draws.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  Permitted Liens shall mean:

                  (i) Liens for taxes, assessments, governmental levies or similar charges incurred in the ordinary course of business and which are not yet due and payable, or if due and payable, (aa) are being contested in good faith and by appropriate and lawful proceedings diligently conducted, but only so long as such proceedings could not subject the Agent, the Lenders or the L/C Issuer to any civil or criminal penalties or liabilities and (bb) for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made and (cc) which shall be paid in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

                  (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions, other social security programs or similar program or to secure liability to insurance carriers under insurance or self insurance agreements or arrangement;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, or if such Liens are due and payable, (aa) are being contested in good faith and by appropriate and lawful proceedings diligently conducted and (bb) for which such reserves or other appropriate provisions, if any, as required by GAAP shall have been made and (cc) which shall be paid in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

                  (iv) Pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amounts due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (v) (aa) Encumbrances consisting of zoning restrictions, easements, rights-of-way, or other restrictions on the use of real property,
(bb) defects in title to real property, and (cc) Liens, encumbrances and title defects affecting real property not known by the Borrower or a Subsidiary, as applicable, and not discoverable by a search of the public records, none of which materially impairs the use of such property;

                  (vi) (aa) Liens on assets of a Person which is merged into or acquired by the Borrower or a Subsidiary of the Borrower on or after the date of this Agreement, and (bb) Liens on assets acquired after the date of this Agreement, provided that (A) such Liens existed at the time of such merger or acquisition and were not created in anticipation thereof, (B) no such Lien is spread to cover any property or assets of the Borrower or any Subsidiary of the Borrower; and (C) the principal amount of Indebtedness secured thereby is not increased from the amount outstanding immediately prior to such merger or acquisition;

                  (vii) Liens created by or resulting from any litigation or legal proceedings which are currently being contested in good faith by appropriate and lawful proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made and Liens arising out of judgments or orders for the payment of money which do not constitute an Event of Default hereunder;

                  (viii) Liens placed upon fixed assets or equipment hereafter acquired to secure all or a portion of the purchase price thereof, provided that any such Lien shall not encumber any other property of the Borrower or any Subsidiary;

                  (ix) Other Liens incidental to the conduct of the Borrower's or any Subsidiary's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of the Borrower's or any Subsidiary's property or assets or which do not materially impair the use thereof in the operation of the Borrower's business;

                  (x) Liens arising with respect to the UCC financing statements described on Schedule 1.01(c) provided that no Indebtedness of the Borrower or any of its Subsidiaries, or any accrued and unpaid interest, fees, costs, expenses or otherwise, is outstanding to any secured party identified on such Schedule, all rights to borrow funds from such secured parties have been terminated, during the term hereof none of the Borrower nor any of its Subsidiaries will borrow any funds or incur any other indebtedness to such secured parties and the Borrower will proceed to cause the termination of such UCC financing statements; and

                  (xi) Leases or subleases not otherwise prohibited by this Agreement or other Loan Documents; provided, however, except as set forth in items (i) through (x) of this definition the Borrower shall not permit or authorize Liens on any of the Borrower's or any of its Subsidiaries' properties, except in favor of the Agent for the benefit of the Agent, the Lenders and the L/C Issuer.

                  Person or person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  PNC Bank shall mean PNC Bank, National Association, and its successors and assigns.

                  Portions shall mean collectively the Base Rate Portions and the Euro-Rate Portions; and the term Portion shall mean individually any of the Portions.

                  Prime Rate shall mean for any day, a fluctuating interest rate per annum equal to the rate of interest which the Agent announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by the Agent to commercial borrowers.

                  Principal Office shall mean the principal commercial banking office of the Agent in Pittsburgh, Pennsylvania.

                  Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  Property shall mean, and refer to, each parcel of real property, whether owned in fee or leased, of any Loan Party.

                  Purchasing Lender shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  Ratable Share shall mean the proportion that a Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders.

                  Receivable shall mean, with respect to the Borrower or any Subsidiary Guarantor, all accounts receivable, contract rights related to such account receivable, instruments, chattel paper, general intangibles related to such Receivables and all other rights to payments of moneys for any reason (whether or not evidenced by a contract, instrument, chattel paper or document), and all other rights, powers and privileges of the Borrower or any Subsidiary Guarantor, as the case may be, arising thereunder or related thereto (including but not limited to all guarantees, collateral security, surety bonds, rights under letters of credit, insurance or other direct or indirect security), assertible against any Person whatever and all rebates, refunds, adjustments and returned, rejected, or repossessed goods relating thereto and all proceeds of any of the foregoing.

                  Receivables Debtor shall mean any Person who is obligated to pay a Receivable to the Borrower or any Subsidiary Guarantor.

                  Register shall have the meaning ascribed to it in Section 10.05(c).

                  Regulated Substances shall mean any substance, including without limitation Solid Waste, the generation, manufacture, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.

                  Reportable Event shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  Required Lenders shall mean Lenders whose Revolving Credit Commitments aggregate at least 51% of the Revolving Credit Commitments of all of the Lenders.

                  Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule l.0l(a) in the column labeled "Amount of Commitment for Revolving Credit Loans", and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, as the same may be reduced pursuant to Sections 2.04 or 2.10 hereof, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

                  Revolving Credit Loans shall mean collectively, all Revolving Credit Loans and Revolving Credit Loan shall mean any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.01 hereof.

                  Revolving Credit Notes shall mean collectively all the promissory notes of the Borrower in the form of Exhibit "A" hereto and Revolving Credit Note shall mean separately each promissory note of the Borrower substantially in the form of Exhibit "A" hereto in each case evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof or thereto in whole or in part.

                  S&P shall mean Standard & Poor's Ratings Group, a division of McGraw Hill Corporation, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent, with the approval of the Borrower, by notice to the Lenders.

                  Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  Significant Stockholder shall mean, on the date of determination, a person that owns directly or indirectly 5% or more of the capital stock of the Borrower.

                  Solid Waste shall mean any garbage, refuse or sludge from any waste treatment plant, water supply treatment plant or air pollution control facility generated by activities on the Property, and any unpermitted release into the environment or the work place of any material as a result of activities on the Property, including without limitation used Regulated Substances.

                  Solvent shall mean, with respect to any person on a particular date, that on such date (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature, and (v) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably. be expected to become an actual or matured liability.

                  Stated Amount shall mean as to any Letter of Credit, the lesser of (i) the face amount thereof or (ii) the remaining available undrawn amount thereof (regardless of whether any conditions for drawing could then be met).

                  Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is Controlled or capable of being Controlled by such Person or one or more of such Person's Subsidiaries.

                  Subsidiary Guarantor shall mean each Subsidiary of the Borrower incorporated or organized in the United States of America.

                  Subsidiary Guaranty shall mean a guaranty agreement executed by a Subsidiary Guarantor substantially in the form of Exhibit "I" attached hereto, together in each case with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

                  Swingline Loan shall mean a disbursement made by PNC Bank to the Borrower pursuant to Section 2.13.

                  Swingline Note shall mean the promissory note of the Borrower evidencing Indebtedness of the Borrower under the Swingline Option which note is substantially in the form of Exhibit "B" attached hereto, together with all extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof.

                  Swingline Option shall mean the loan option between the Borrower and PNC Bank pursuant to Section 2.13 hereof.

                  Syndication Date shall mean the earlier of (i) the date of completion of syndication hereunder, as determined by the Agent, or (ii) ninety
(90) days after the Closing Date.

                  Total Utilization shall mean as of the time of determination the sum of Revolving Credit Loans outstanding, Swingline Loans outstanding, the Unreimbursed L/C Draws outstanding and the aggregate Stated Amount of the Letters of Credit outstanding.

                  Transfer Effective Date shall have the meaning ascribed to it in the applicable Assignment and Assumption Agreement.

                  Transferor Lender shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

                  Uniform Commercial Code or UCC shall mean the Pennsylvania Uniform Commercial Code and, if applicable, the Uniform Commercial Code in effect in the state in which the place of business of the Borrower is located, or, if the Borrower has more than one place of business, the state in which the Borrower has its chief executive office.

                  Unreimbursed L/C Draw shall have the meaning ascribed to it in
Section 2.17(f).

                  1.02.    Construction.

                           (a) Unless the context of this Agreement otherwise
clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                                    (i) Number: Inclusion. References to the
plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation".

                                    (ii) Determination. References to
"determination" of or by the Agent, the L/C Issuer, PNC Bank or the Lenders shall be deemed to include good faith estimates by the Agent, the L/C Issuer, PNC Bank or the Lenders (in the case of quantitative determinations) and good faith beliefs by the Agent, the L/C Issuer, PNC Bank or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error.

                                    (iii) Discretion and Consent. Whenever the
Agent, the L/C Issuer, PNC Bank or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith.

                                    (iv) Documents Taken as a Whole. The words
"hereof," "herein," "hereunder", "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

                                    (v) Headings. The article, section and other
headings contained in this Agreement or such other Loan Documents and the Table of Contents (if any) preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect.

                                    (vi) Implied References. Article, section,
subsection, item, clause, schedule and exhibit references are to this Agreement or to such other Loan Document, as the case may be, unless otherwise specified.

                                    (vii) Persons. Reference to any Person
includes such Person's successors and assigns, but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity.

                                    (viii) Laws and Agreements. Reference to any
Law, agreement or contract includes such Law, agreement or contract as the same may be amended, supplemented, modified, extended, waived, consolidated, replaced or renewed from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof and of this Agreement and the other Loan Documents.

                                    (ix) From, To and Through. Relative to the
determination of any period of time, "from" means "from and including", "to" means "to but excluding", and "through" means "through and including".

                                    (x) Shall; Will. References to "shall" and
"will" are intended to have the same meaning.

                                    (xi) UCC Terms. All terms used in Article 9
of the UCC and not specifically defined in this Agreement or in any other Loan Document shall herein have the meanings assigned to such terms in the UCC as from time to time in effect in the Commonwealth of Pennsylvania.

                                    (xii) Writing; Written. References to
"writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form. References to "written" include "printed", "typed", "lithographed" and other adjectives relating to words reproduced in a tangible visible form consistent with the preceding sentence and also include electronic images and images stored on computer disks, magnetic tape and like media.

                  1.03. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                   ARTICLE II
                            REVOLVING CREDIT FACILITY

                  2.01. Revolving Credit Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make revolving credit loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof to, but not including, the Expiration Date, provided that the aggregate principal amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower shall not exceed at any one time such Lender's Ratable Share of the aggregate Revolving Credit Commitments or the Borrowing Base, whichever is less, minus such Lender's Ratable Share of the sum of (i) the Swingline Loans outstanding, (ii) the aggregate Stated Amount of outstanding Letters of Credit and (iii) the aggregate amount of Unreimbursed L/C Draws. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this
Section 2.01. The aggregate amount of the Revolving Credit Commitments on the Closing Date is $100,000,000. All Revolving Credit Commitments shall expire on the Expiration Date; and all Revolving Credit Loans outstanding on the Expiration Date shall become due and payable in full on such date.

                  2.02. Nature of Lenders' Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.05 hereof in accordance with its Ratable Share. The aggregate principal amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed such Lender's Ratable Share of the aggregate Revolving Credit Commitments or the Borrowing Base, whichever is less, minus such Lender's Ratable Share of the sum of (i) Swingline Loans outstanding, (ii) the aggregate Stated Amount of outstanding Letters of Credit and (iii) the aggregate amount of Unreimbursed L/C Draws. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrower, or any other Lender, to any other party nor shall the Borrower, or any other Lender, be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the relevant Expiration Date.

                  2.03. Fees

                           (a) Facility Fee. Accruing from the Closing Date
until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Lender as consideration for such Lender's Revolving Credit Commitment hereunder a Facility Fee determined by multiplying the relevant Applicable Facility Fee by such Lender's Revolving Credit Commitment. The Facility Fee from the Closing Date until June 30, 2002 shall be 37.5 basis points. The Facility Fee shall be payable (i) quarterly in arrears on the last day of each Fiscal Quarter, (ii) upon the relevant Expiration Date, and (iii) upon acceleration of the Notes, all computed at the opening of business and on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

                           (b) Closing Fee. The Borrower agrees to pay on the
Closing Date, to the Agent for the account of each Lender as consideration for such Lender's Revolving Credit Commitment hereunder a Closing Fee determined by multiplying such Lender's Revolving Credit Commitment hereunder by 50 basis points.

                           (c) Agent's and Arranger's Fee. The Borrower agrees
to pay to the Agent for its account the agent's fee and to PNC Capital Markets, Inc. for its account the arrangement fee, all at the times and as more fully set forth in the Agent's Letter.

                           (d) Applicable Facility Fee. For purposes of this
Agreement, the term "Applicable Facility Fee" shall mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the Borrower's Consolidated Total Indebtedness to Consolidated EBITDA Ratio, as at the end of the preceding fiscal quarter, falls:

                  Consolidated Total Indebtedness             Applicable
                   to Consolidated EBITDA Ratio               Facility Fee
                  -------------------------------             ------------
                  Less than or equal to 2.0 to 1.0               0.375%

                  Greater than 2.0 to 1.0                        0.50%

All such adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered to the Lenders pursuant to items (i) and (iii) of Section 6.02.

                  2.04. Voluntary Reduction of Revolving Credit Commitment Subject to the provisions of Section 2.09 hereof, at any time and from time to time upon at least five (5) Business Days' prior written notice to the Agent, the Borrower may terminate, in whole or in part, without penalty, the then unused portion of the Revolving Credit Commitments, thereby causing a corresponding abatement of the Facility Fee. Each such reduction shall be in a minimum principal amount of $5,000,000 or, if in excess of $5,000,000, in integral multiples of $1,000,000. The Facility Fee shall cease to accrue with respect to the Revolving Credit Commitments so terminated five (5) Business Days after receipt of such notice. Notice of termination once given shall be irrevocable and the portion of the Revolving Credit Commitments so terminated shall not be available for borrowing once such notice has been given under the terms hereof. The Agent shall promptly notify each Lender of its Ratable Share of such terminated unused portion and the date of each such termination.

                  2.05. Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the relevant Expiration Date request the Lenders to make Revolving Credit Loans to the Borrower by the delivery to the Agent, not later than 10:00 a.m. (Pittsburgh, Pennsylvania time) (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies for any Revolving Credit Loans; and (ii) on the Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies of a duly completed request therefor substantially in the form of Exhibit "E" hereto or a request by telephone immediately confirmed in writing by letter or facsimile in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any person making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans to be made on such Borrowing Date, which amount, as to Base Rate Portions, shall be in integral multiples of $500,000 and not less than $1,000,000 and, as to Euro-Rate Portions, shall be in integral multiples of $1,000,000 and not less than $5,000,000; (iii) subject to Section 2.08(d), whether the Euro-Rate Option or the Base Rate Option shall apply to the proposed Revolving Credit Loans to be made on such Borrowing Date; and (iv) in the case of Revolving Credit Loans to which the Euro-Rate Option applies and subject to Sections 2.08(d) and 2.08(e), an appropriate Euro-Rate Interest Period for each Euro-Rate Portion of the Revolving Credit Loans to be made on such Borrowing Date.

                  2.06. Making Revolving Credit Loans. Subject to Section 9.03, the Agent shall, promptly after receipt by it of a Loan Request pursuant to
Section 2.05 (but not later than noon (Pittsburgh, Pennsylvania time) on the Borrowing Date for same day funding and 2:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day preceding any Borrowing Date for which any Portion of the Revolving Credit Loans to be made on such Borrowing Date bears interest at the Euro-Rate Option), notify the Lenders of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loan; (ii) the amount of such Revolving Credit Loan and the applicable Euro-Rate Portions and Euro-Rate Interest Periods (if any); and (iii) the apportionment among the Lenders of the Revolving Credit Loans as determined by the Agent in accordance with Section 2.02 hereof. Subject to Section 9.03, each Lender shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Lenders have made funds available to it for such purpose, fund such Revolving Credit Loan to the Borrower in Dollars and immediately available funds at the Principal Office prior to 2:00 P.M. (Pittsburgh, Pennsylvania time) on the Borrowing Date, provided that if any Lender fails to remit such funds to the Agent in a timely manner, or any Lender fails to advise the Agent of its intention not to fund, then the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loan of such Lender on the Borrowing Date.

                  2.07. Revolving Credit Notes. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to the Borrower by each Lender, together with interest thereon, shall be evidenced by a promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit "A" payable to the order of each Lender in a face amount equal to the Revolving Credit Commitment of such Lender.

                  2.08. Interest Payments, Interest Rates and Certain Related Payments Pertaining to the Revolving Credit Loans.


                           (a) Interest. The Revolving Credit Notes shall bear
interest on the actual unpaid principal amount thereof from time to time outstanding from the date thereof until payment in full at the rates of interest set forth in Section 2.08(b). The Borrower shall pay accrued interest on the unpaid principal balance of the Revolving Credit Notes in arrears:

                                    (i) with respect to the Base Rate Portion,
at the rate specified in the Base Rate Option, (A) on the last Business Day of each Fiscal Quarter during the term of the Revolving Credit Commitment, (B) at maturity, whether by acceleration or otherwise, of the Revolving Credit Notes and (C) thereafter on demand until all amounts evidenced by the Revolving Credit Notes are paid in full; and

                                    (ii) with respect to each Euro-Rate Portion,
at the rate specified in the Euro-Rate Option, (A) on the last day of the Euro-Rate Interest Period applicable thereto; provided, however, if the Euro-Rate Interest Period chosen for any EuroRate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable at the end of every three (3) months during such Euro-Rate Interest Period and on the last day of such Euro-Rate Interest Period, (B) at the maturity, whether by acceleration or otherwise, of the Revolving Credit Notes and (C) thereafter on demand until all amounts evidenced by the Revolving Credit Notes are paid in full.

                           (b) Interest Rate Options. During the term hereof,
the Borrower shall have the option of electing, from time to time, one or more of the Interest Rate Options set forth below to be applied to the Revolving Credit Loans.

                                    (i) Base Rate Option. Interest under this
Interest Rate Option shall accrue, for the Base Rate Portion of the Revolving Credit Loans outstanding, at a rate per annum equal to the Base Rate. The Base Rate shall be adjusted automatically from time to time upon each change in the Prime Rate or the Federal Funds Effective Rate, as the case may be, and in accordance with the provisions of Section 2.08(c).

                                    (ii) Euro-Rate Option. Interest under this
Interest Rate Option shall accrue, for each Euro-Rate Portion of the Revolving Credit Loans outstanding, for any Euro-Rate Interest Period selected, at a rate per annum equal to the sum of (A) the Euro-Rate plus (B) the Applicable Euro-Rate Margin as determined below. The rate of interest established pursuant to the preceding sentence of this Section 2.08(b)(ii) for each Euro-Rate Portion shall be adjusted from time to time in accordance with the provisions of Section 2.08(c).

For purposes of this Agreement, the term "Applicable Euro-Rate Margin" shall mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the Borrower's Consolidated Total Indebtedness to Consolidated EBITDA Ratio as at the end of the preceding Fiscal Quarter falls:

                  Consolidated Total Indebtedness    Applicable Euro-Rate
                  to Consolidated EBITDA Ratio               Margin
                  -------------------------------    --------------------
                  Less than or equal to 1.5 to 1.0            1.00%

                  Greater than 1.5 to 1.0 but less
                  than or equal to 2.0 to 1.0                 1.25%

                  Greater than 2.0 to 1.0 but less
                  than or equal to 2.5 to 1.0                 1.75%

                  Greater than 2.5 to 1.0                     2.25%

All adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered pursuant to items (i) and (iii) of Section 6.02. The foregoing notwithstanding, the Applicable Euro-Rate Margin from the Closing Date to and including the March 31, 2002 Delivery Date shall be 1.0%.

                           (c) Interest After Maturity. After the occurrence of
an Event of Default and during the continuation thereof, the Base Rate Portion shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) above the Base Rate otherwise in effect during such period. After the occurrence of an Event of Default and during the continuation thereof, all Euro-Rate Portions shall bear interest (i) until the end of the then current Euro-Rate Interest Period for each such Euro-Rate Portion, at a rate per annum which shall be two hundred (200) basis points (2%) above the sum of (A) the Euro-Rate , plus (B) the Applicable Euro-Rate Margin otherwise in effect during such period, and (ii) at the end of the then current Euro-Rate Interest Period for each such Euro-Rate Portion, such Euro-Rate Portions shall automatically be converted to the Base Rate Portion, and thereafter the interest rate shall be calculated in accordance with the initial sentence of this Section 2.08(c).

                           (d) Interest Periods; Limitations on Elections. At
any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to all or any portion of the outstanding Revolving Credit Loans, it shall elect one or more Euro-Rate Interest Periods as the case may be. All the foregoing, however, is subject to the following:

                                    (i) any Euro-Rate Interest Period which
would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such

Business Day falls in the succeeding calendar month in which case such Euro-Rate Interest Period shall end on the next preceding Business Day; and

                                    (ii) any Euro-Rate Interest Period which
begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month.

                                    Elections by the Borrower of the Euro-Rate
Option shall be subject to the following limitations:

                                    (i) The Euro-Rate Portion for each Euro-Rate
Interest Period shall be in an aggregate principal amount of $5,000,000 or more; provided, however, that each increment in excess of $5,000,000 shall be $1,000,000 or an integral multiple thereof;

                                    (ii) No Euro-Rate Interest Period may be
elected at any time that a Default or an Event of Default shall have occurred and be continuing;

                                    (iii) No Euro-Rate Interest Period may be
elected which would end later than the Expiration Date;

                                    (iv) No Euro-Rate Interest Period may be
elected with regard to amounts outstanding which would be in excess of the Revolving Credit Commitment or the Borrowing Base, whichever is less; and

                                    (v) At no time may there be more than four
(4) separate EuroRate Interest Periods in effect.

                           (e) Election, Renewal or Conversion of Interest Rate
Options. Elections or renewals of, or conversions to, the Base Rate Option shall continue in effect until converted or renewed as hereinafter provided. Elections or renewals of, or conversions to, the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Euro-Rate Interest Period. At any time with respect to the Base Rate Portion or at the expiration of the applicable Euro-Rate Interest Period with respect to any Euro-Rate Portion, the Borrower may cause (subject to Subsection 2.08(d)) all or any part of the principal amount of such portion to be converted to, or to be renewed under, the Euro-Rate Option by notice to the Agent as hereinafter provided. Such notice (i) shall be irrevocable, (ii) shall be given not later than noon (Pittsburgh, Pennsylvania time) in the case of a conversion to or renewal of, either in whole or in part, the Euro-Rate Option, not less than three (3) Business Days prior to the proposed effective date for such conversion or renewal, and (iii) shall set forth:

                                    (A) the effective date of such conversion or
         renewal, which shall be a Business Day;

                                    (B) the new Euro-Rate Interest Period(s)
         selected; and

                                    (C) with respect to each such Euro-Rate
         Interest Period, the aggregate principal amount of the corresponding Euro-Rate Portion.

At the expiration of each Euro-Rate Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion as to which no notice of conversion or renewal has been received shall automatically be converted to the Base Rate Option. The Agent shall promptly notify the Borrower and the Lenders of any such automatic conversion.

                           (f) Notification of Election of an Interest Rate
Option. The Borrower, by an Authorized Officer, shall notify the Agent of each election of an Interest Rate Option, each conversion from one Interest Rate Option to another, the amount of the Revolving Credit Loans then outstanding to be allocated to each Interest Rate Option and, where relevant, the Euro-Rate Interest Periods as provided for in this Agreement. Any such communication may be oral or written and if oral it shall be followed promptly by written confirmation of such Interest Rate Option election executed by an Authorized Officer of the Borrower.

                           (g) Calculation of Interest. Interest on the Base
Rate Portion shall be calculated on the basis of a 365 or 366 day year, as the case may be, and the actual days elapsed. Interest on each Euro-Rate Portion shall be calculated on the basis of a 360-day year and the actual days elapsed. The calculation of the amount of interest due and owing to the Lenders shall be evidenced by posting the amount of interest due under the Revolving Credit Notes to the Loan Account established by the Agent pursuant to Section 2.14.

                           (h) Lawful Interest Rates Intended. In no event
whatsoever shall the interest rates charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that any Lender has received interest hereunder in excess of the highest applicable rate, such Lender shall promptly refund such excess to the Borrower, or at such Lender's option, apply such excess in reduction of the principal balance of the Lender Obligations owing to the affected Lender.

                  2.09. Prepayments; Allocation of Repayments; Payment of Excess Loans.

                           (a) Prepayments of Base Rate Portion. The Borrower,
upon oral or written notice to the Agent by an Authorized Officer of Borrower given not later than 12:00 noon (Pittsburgh, Pennsylvania time) on the proposed date for prepayment, may prepay without penalty or premium any or all of the Base Rate Portion. Any oral notice of election hereunder shall be followed immediately by written confirmation of such prepayment election executed by an Authorized Officer of Borrower

                           (b) Prepayments of Euro-Rate Portions. Except as
otherwise provided in Section 2.10(c), the Borrower, upon oral or written notice to the Agent by an Authorized Officer of Borrower given at least three (3) Business Days prior to the proposed date for repayment, may prepay, all or any part of such Euro-Rate Portion. If such Euro-Rate Portion is prepaid on the last day of the Euro-Rate Interest Period applicable thereto, such prepayment shall be without premium or penalty. If the Borrower prepays a Euro-Rate Portion other than on the last day of the Euro-Rate Interest Period applicable thereto, the Borrower agrees to pay, in addition to the other amounts set forth in this Section 2.09(b), such additional amounts as may be necessary to compensate each Lender for any loss (including loss of profit on a pre-tax basis) and any direct or indirect costs, including the costs of reemployment of funds prepaid at rates lower than the cost to such Lender of such funds. Such losses and costs shall be specified in writing to the Borrower by the affected Lenders (and such specifications shall set forth in reasonable detail the calculation of such losses and costs) and such specifications shall, absent manifest error, be binding and conclusive on the Borrower. Such prepayment shall include the then outstanding principal amount of the Euro-Rate Portion being prepaid together with accrued interest, fees and other amounts then due and payable on the amount prepaid, to the day of such prepayment. Except as provided in this Section 2.09(b), there shall be no voluntary prepayment of any Euro-Rate Portion.

                           (c) Allocation of Repayments of Principal. Any
voluntary prepayment pursuant to this Section 2.09 hereof shall be applied first to the repayment of any Euro-Rate Portion of the Revolving Credit Loans for which its associated Euro-Rate Interest Period expires on the date of such payment, second, to the reduction of the Base Rate Portion of the Revolving Credit Loans, and third, to the reduction of such Euro-Rate Portions of the Revolving Credit Loans as directed by the Borrower, and if the Borrower fails to give such directions, or if a Default or Event of Default has occurred and is continuing, to the reduction of such Euro-Rate Portions of the Revolving Credit Loans as the Agent may select in its sole and absolute discretion. Any reduction in any Euro-Rate Portion on a date other than the date on which its associated Euro-Rate Interest Period expires may result in a funding loss for which the Borrower will owe the Lenders an indemnity payment pursuant to Section 2.10 hereof.

                           (d) Payment of Excess Loans. In the event that at any
time either any Loan Account or the Borrowing Base Certificate most recently delivered by the Borrower to the Agent shows that Total Utilization exceeds the Borrowing Base, the Borrower shall repay, simultaneously with the delivery of any such Borrowing Base Certificate to the Agent or upon demand by the Agent, whichever is earlier, an amount which is sufficient to reduce the Total Utilization so that, after such repayment, does not exceed the Borrowing Base. Until such repayment occurs, the Lenders shall not be required to make additional Loans to the Borrower and the Issuing Bank shall not be required to issue any Letters of Credit.

                  2.10. Yield Protection.

                           (a) If any change subsequent to the Closing Date in
any Law or in the interpretation or application thereof by any Official Body or in the compliance with any guideline or request from any Official Body, shall make it unlawful for any Lender to maintain or give effect to its obligations as contemplated under the Revolving Credit Commitment or for PNC Bank to maintain or give effect to its obligation to make Swingline Loans, such Lender shall notify the Borrower and the Agent in writing of its determination of such unlawfulness and an explanation thereof. Thereafter, such Lender's obligation to make available any further Revolving Credit Loans hereunder, and PNC Bank's obligation to make available any further Swingline Loans hereunder shall forthwith be cancelled and the Borrower, within thirty (30) days, or within such longer period as may be allowed by Law, if any, shall repay to such Lender so affected its pro rata share of the outstanding principal amount of all Revolving Credit Loans and/or Swingline Loans, together with interest thereon to the date of repayment and fees, if any, due as of the date of termination; provided, however, that the affected Lender's obligations which are lawful, if severable from those which are unlawful, shall continue, and with respect to those obligations, this Agreement shall not terminate.

                           (b) If any Law issued after the Closing Date
(including, without limitation, Regulation D of the Federal Reserve Board), or if any change on or after the Closing Date in any Law (including, without limitation, Regulation D) or in the interpretation thereof by any Official Body charged with the administration thereof, shall

                                    (i) subject any Lender to any tax, levy,
impost, charge, fee, duty, deduction or withholding or any kind hereunder (other than any tax imposed or based upon the income of such Lender and payable to any governmental or taxing authority in the United States of America, any state or any municipality thereof); or

                                    (ii) change the basis of taxation of any
Lender with respect to payments of principal or interest or other amounts due hereunder (other than any change which affects, and only to the extent that it affects, the taxation by the United States, any state or any municipality thereof based upon the income of such Lender); or

                                    (iii) impose, modify or deem applicable any
reserve, special deposit or similar requirements against assets held by any Lender (other than such requirements which result solely from a change in the credit quality of the Borrower or which are included in the determination of the applicable rate of interest hereunder); or

                                    (iv) impose upon any Lender any other
obligation or condition with respect to this Agreement,

and the result of any of the foregoing is to increase the cost to any Lender, to decrease the yield to any Lender with respect to the Revolving Credit Loans, the Swingline Loans or any Letters of Credit, to reduce the income receivable by any Lender or to impose any expenses upon any Lender with respect to the Revolving Credit Loans, the Swingline Loans or any Letters of Credit by an amount which any Lender reasonably deems material, then and in any such case:

                                             (A) the Lender so affected shall
promptly notify the Borrower and the Agent of the happening of such event;

                                             (B) the Borrower shall pay to the
affected Lender, within five (5) Business Days of written demand such amount as will compensate such Lender for such additional cost or reduced amount, calculated from the date of the notification by such Lender; and

                                             (C) the Borrower may pay to such
affected Lender the affected Revolving Credit Loan or Swingline Loan in full without the payment of any additional amount other than on account of such Lender's out-of-pocket losses (including funding losses, if any, as provided in paragraph (c) below) not otherwise provided for in subparagraph (B) immediately above and reduce such Lender's Revolving Credit Commitment to zero with a corresponding reduction in the Revolving Credit Commitments.

The Lender so affected shall present to the Borrower and the Agent a certificate setting forth such increased cost or reduced amount. Such certificate shall set forth in reasonable detail the calculation of the amount due and such Lender's reasons for invoking the provisions of this Section 2.10(b). Such certificate shall be conclusive evidence of the amount due thereunder except in the case of manifest error in computation.

                           (c) The Borrower agrees to indemnify each Lender, on
demand, against any loss or expense (including loss of profit) which such Lender may sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain such Euro-Rate Portions or any part thereof as a consequence of (i) the failure of the Borrower to make a payment on the due date thereof, (ii) the failure of the Borrower to borrow under, convert to or renew under the Euro-Rate Option on the proposed effective date of such borrowing, conversion or renewal, or (iii) the payment, prepayment or conversion by the Borrower of any Euro-Rate Portions for any reason on a day other than the last day of the applicable Euro-Rate Interest Period. Any Lender's determination of an amount payable under this paragraph (c) shall be conclusive absent manifest error.

                           (d) The foregoing notwithstanding, if the affected
Lender can mitigate or eliminate such increased cost or reduced yield by transferring the Loans to another existing lending office of such Lender, such Lender agrees to so transfer the Loans; provided, such transfer would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

                  2.11. Special Provisions Relating to the Euro-Rate Option.

                           (a) Euro-Rate Unascertainable. In the event that on
any date on which a Euro-Rate Option would otherwise be set, the Agent shall have determined (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate, reasonable means do not exist for ascertaining the EuroRate, the Agent shall give prompt notice of such determination to the Borrower and the Lenders. Until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist (which notice shall be given promptly following receipt of knowledge thereof by the Agent), the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount therein specified.

                           (b) Inability to Offer Euro-Rate. In the event that
any Lender shall determine, in its sole discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to such Euro-Rate Portions which would enable such Lender to fund such Euro-Rate Portions, then such Lender shall notify the Borrower and the Agent that the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option, shall be suspended with respect to such Lender. Such notice shall set forth in reasonable detail such Lender's reasons for invoking the provisions of this Section 2.11(b). Following notification of the suspension of the Euro-Rate Option with respect to such Lender, the Borrower agrees to negotiate with such Lender for a modified or alternative fixed rate of interest, which will allow such Lender to realize its anticipated and bargained-for yield. In the event that the Borrower and such Lender cannot agree on a modified or alternative fixed rate of interest, any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount specified therein attributable to such Lender.

                           (c) Illegality. If any Lender shall determine in good
faith (which determination shall be final and conclusive) that compliance with any Law (whether or not having the force of law) or the interpretation or application thereof by any Official Body, has made it unlawful or impractical for such Lender to make or maintain the Revolving Credit Loans under the Euro-Rate Option, such Lender shall give notice of such determination to the Borrower and the Agent, which notice shall set forth in reasonable detail such Lender's reasons for invoking the provisions of this Section 2.11(c). Notwithstanding any provision of this Agreement to the contrary, unless and until such Lender shall have given notice to the Borrower and the Agent that the circumstances giving rise to such determination no longer apply (which notice shall be given promptly following receipt of knowledge thereof by such Lender):

                           (i) with respect to any Euro-Rate Interest Periods
thereafter commencing, interest in an amount equal to such Lender's Ratable Share of the corresponding Euro-Rate Portion shall be computed and payable under the Base Rate Option; and

                           (ii) on such date, if any, as shall be required by
law, an amount equal to such Lender's Ratable Share of any Euro-Rate Portion, as the case may be, then outstanding shall be automatically converted to the Base Rate Option and the Borrower shall pay to such Lender the accrued and unpaid interest on such amounts to (but not including) such conversion date.

The Borrower shall pay any such Lender any additional amounts reasonably necessary to compensate such Lender for any costs incurred by such Lender as a result of any conversion pursuant to clause (ii) above which occurs on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by them to loan or maintain the lending of the Revolving Credit Loans so converted. Such Lender shall furnish to the Borrower and the Agent a certificate as to the amount necessary to compensate it for such costs, which certificate shall set forth in reasonable detail the calculation of the amount due. Such certificate shall constitute conclusive evidence of the amount due thereunder absent any manifest error in computation. The Borrower shall pay such amount to such Lender, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

                           (d) The foregoing notwithstanding, if the affected
Lender can continue to offer the Euro-Rate Option to the Borrower by transferring the Revolving Credit Loans to another existing lending office of such Lender, such Lender agrees to so transfer the Revolving Credit Loans; provided, such transfer would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

                  2.12. Capital Adequacy. If after the Closing Date (i) any adoption of or any change in or in the interpretation by an Official Body of any Law or (ii) compliance with any Law, guideline or request of any Official Body exercising control over banks or financial institutions generally or any court (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender other than those resulting solely from a change in the credit quality of the Borrower (a "Capital Adequacy Event"), and the result of such Capital Adequacy Event is to reduce the rate of return on capital of such Lender or any corporation controlling such Lender as a consequence thereof to a level below that which such Lender could have achieved but for such Capital Adequacy Event, taking into consideration such Lender's policies with respect to capital adequacy, by an amount which such Lender deems to be material, such Lender shall promptly deliver to the Borrower and the Agent a statement of the amount necessary to compensate such Lender for the reduction in the rate of return on its capital attributable to the commitments under this Agreement or any of the Loan Documents (the "Capital Compensation Amount"). Each Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Each Lender shall, from time to time, furnish to the Borrower and the Agent a certificate setting forth the amount so determined and the calculations of such amount. Such certificate shall constitute conclusive evidence of the amount due thereunder absent any manifest error in computation. Such amount shall be due and payable by the Borrower to such Lender ten (10) days after such notice is given. As soon as practicable after any Capital Adequacy Event, such Lender shall submit to the Borrower and the Agent estimates of the Capital Compensation Amounts that would be payable as a function of such Lender's Revolving Credit Commitment hereunder.

                  2.13. Swingline Loans.

                           (a) Swingline Option. Subject to the provisions of
this Section 2.13, PNC Bank agrees that the Borrower may request Swingline Loans, in an aggregate amount at any one time outstanding not to exceed the lesser of (i) $10,000,000 or (ii) an amount which, when added to the aggregate principal amount of (A) all other Loans then outstanding, (B) the aggregate Stated Amount of outstanding Letters of Credit issued pursuant to Section 2.17 and (C) the aggregate amount of Unreimbursed L/C Draws does not exceed the lesser of (x) the Revolving Credit Commitments of all Lenders, or (y) the Borrowing Base. PNC Bank shall have no obligation to make Swingline Loans hereunder on or after the Expiration Date.

                           (b) Limitations on and Evidence of Swingline Loans.
Each Swingline Loan or repayment of a Swingline Loan must be in the minimum principal amount of $1,000,000 or, if in excess of $1,000,000, in integral multiples of $500,000. Swingline Loans shall be repaid on the date agreed upon by the Borrower and PNC Bank, not more than five (5) days after the making of the Swingline Loan and not after the Expiration Date. The obligation of the Borrower to repay, prior to the Expiration Date, the aggregate unpaid principal amount of such Swingline Loans advanced by PNC Bank shall be evidenced by the Swingline Note substantially in the form of Exhibit "B" hereto. The principal amount actually due and owing PNC Bank shall be the aggregate unpaid principal amount of all disbursements of Swingline Loans made by PNC Bank, all as shown on such PNC Bank Loan Account established pursuant to Section 2.14.

                           (c) Swingline Loan Procedure. The Borrower may from
time to time from the Closing Date to the Business Day prior to the Expiration Date request a Swingline Loan. Such request shall be made not later than noon (Pittsburgh, Pennsylvania time) on the date of the proposed Swingline Loan. Such request may be made to the Agent orally or in writing and if orally confirmed in writing. The Agent shall promptly notify PNC Bank of such request. PNC Bank shall make the Swingline Loan available to the Borrower not later than 3:00 P.M. (Pittsburgh, Pennsylvania time) on the same Business Day such Swingline Loan is requested.

                           (d) Swingline Loan Interest. Interest on the
Swingline Loans shall accrue at the Base Rate or such other rate per annum as offered by PNC Bank and accepted by the Borrower. After the occurrence of an Event of Default and during the continuation thereof, the Swingline Loans shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) above the Base Rate otherwise in effect during such period.

                           (e) Risk Participation. Upon the disbursement of each
Swingline Loan and without any further action by or on behalf of such Lender, each Lender hereby agrees to purchase, upon the occurrence of an Event of Default, an undivided, full risk, nonrecourse participation in such Swingline Loan, in an amount equal to (i) such Lender's Ratable Share (ii) multiplied by the outstanding principal amount of such Swingline Loan on the date of the Event of Default; provided, however, no Lender shall participate in any Swingline Loan made after a notice of an Event of Default has been delivered pursuant to this Agreement. If and to the extent PNC Bank receives payment of principal or interest on a participated Swingline Loan, PNC Bank shall deliver to each Lender such Lender's Ratable Share of such payment.

                  2.14. Loan Account. The Agent shall open and maintain on its books a Loan Account in the name of the Borrower, with respect to (i) Revolving Credit Loans and Swingline Loans made, repayments and prepayments of the principal thereof, and the computation and payment of interest thereon, (ii) Letters of Credit issued, or participated in, as the case may be, and draws and reimbursements thereon or thereof, and (iii) the computation and payment of the Fees due hereunder to the Lenders, the L/C Issuer and the Agent, and the computation of other amounts due and sums paid to the Agent hereunder. Upon the request of the Borrower to the Agent, the Agent shall promptly furnish to the Borrower a statement of the Loan Account. The failure to record any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to repay all amounts owed hereunder and thereunder together with all interest accrued thereon and all other fees and charges provided herein. The Loan Account shall be conclusive evidence as to the amount at any time due to the Lenders, the L/C Issuer and the Agent from the Borrower except in the case of manifest error.

                  2.15. All Advances to Constitute One Loan. Notwithstanding the limitations set forth herein, all Revolving Credit Loans, the Swingline Loans and all other Lender Obligations shall constitute one loan and all Indebtedness and obligations of the Borrower to the Lenders under this Agreement and all other Loan Documents shall constitute a general obligation of the Borrower. The parties hereto agree that all of the rights of the Agent, the L/C Issuer, the Lenders and the Borrower set forth in this Agreement and the other Loan Documents shall apply to any amendment or modification of or supplement to this Agreement and the other Loan Documents.

                  2.16. Use of Proceeds. The proceeds of the Revolving Credit Loans and the Swingline Loans shall be used exclusively (i) to pay interest, Fees and other costs, and expenses hereunder and under the other Loan Documents,
(ii) to repay any Unreimbursed L/C Draw, (iii) to repay in full any amounts outstanding under the Existing Credit Agreement, and (iv) to fund capital expenditures, working capital, acquisitions permitted by the terms hereof, and general corporate purposes of the Borrower and its Subsidiaries. No proceeds of any Loan may be used for any purpose which contravenes applicable law or any provision of any Loan Document.

                  2.17. Letter of Credit Subfacility.

                           (a) At the request of the Borrower, the L/C Issuer
will issue for the account of the Borrower, on the terms and conditions hereinafter set forth (including without limitation Article V hereof), one or more Letters of Credit; provided, however, no Letter of Credit shall have an expiry date later than the earlier of twenty-four (24) months from the date of issuance or fifteen (15) days prior to the Expiration Date; and provided, further, however, that in no event shall (i) the Stated Amount of the Letters of Credit issued pursuant to this Section 2.17 exceed, at any one time, $25,000,000, or (ii) the sum of aggregate outstanding principal balance of the Revolving Credit Loans, the aggregate unpaid balance of outstanding Swingline Loans, the aggregate unpaid balance of any Unreimbursed L/C Draws and the aggregate Stated Amount of the Letters of Credit issued by the L/C Issuer under this Section 2.17 exceed, at any one time, the aggregate Revolving Credit Commitments or the Borrowing Base, whichever is less.

                           (b) (i) The Borrower shall pay (A) to the L/C Issuer
for its own account a fronting fee equal to 1/8 of 1% per annum (the "L/C Fronting Fee") on the aggregate daily (computed at the opening of business and on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) Stated Amount of the outstanding Letters of Credit for the period in question, and (B) to the Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee per annum, as determined below, on the aggregate daily (computed at the opening of business and on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) Stated Amount of the outstanding Letters of Credit for the period in question. The Letter of Credit Fee and the L/C Fronting Fee shall be payable
(A) quarterly in arrears on the last Business Day of each Fiscal Quarter occurring during the term of this Agreement, (B) on the Expiration Date or (C) upon acceleration of the Notes. Any issuance of an amendment to extend the stated expiration date of a Letter of Credit or an amendment to increase the Stated Amount of a Letter of Credit shall be treated as an issuance of a new Letter of Credit for purposes of calculation of the Letter of Credit Fee and the L/C Fronting Fee due and payable hereunder. After the occurrence of an Event of Default and during the continuation thereof, the rate at which the Letter of Credit Fee is calculated shall be increased by two hundred (200) basis points (2%) above the pre-default rate.

                                    (ii) The Borrower shall also pay to the L/C
Issuer for the L/C Issuer's own account the L/C Issuer's customary documentation fees payable with respect to the Letters of Credit as the L/C Issuer may generally charge from time to time. Without limitation, the foregoing shall include all charges and expenses paid or incurred by the L/C Issuer in connection with any Letter of Credit, including without limitation: (A) correspondents' charges, if any, (B) any and all reasonable out-of-pocket expenses and charges of the L/C Issuer in connection with the performance, administration, interpretation, collection and enforcement of this Agreement and any Letter of Credit, including all reasonable legal fees and expenses, and (C) any and all applicable reserve or similar requirements and any and all premiums, assessments, or levies imposed upon the L/C Issuer by any Official Body.

                                    (iii) If by reason of (A) any change in any
Law or any change in the interpretation or application by any judicial or regulatory authority of any Law or (ii) compliance by the L/C Issuer with any direction, request or requirement (whether or not having the force of law) of any Official Body:

                                             (A) the L/C issuer shall be subject
to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.17, whether directly or by such being imposed on or suffered by the L/C Issuer;

                                             (B) any reserve, deposit or similar
requirement is or shall be applicable, imposed or modified in respect of the Letters of Credit; or

                                             (C) there shall be imposed on the
L/C Issuer any other condition regarding this Section 2.17 or the Letters of Credit;

and if the result of any of the foregoing is to directly or indirectly increase the cost to the L/C Issuer of issuing or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by, the L/C Issuer, then and in any such case the L/C Issuer may, at any time after the additional cost is incurred or the amount receivable is reduced, notify the Borrower and the Agent, and the Borrower shall pay on demand such amounts as the L/C Issuer may specify to be necessary to compensate the L/C Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of the notice of such event which results in such increased cost or reduction in amount receivable until payment in full thereof at a rate equal at all times to the Base Rate. The determination by the L/C Issuer of any amount due pursuant to this Subsection 2.17(b)(ii) as set forth in a certificate setting forth the calculation thereof, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

For purposes of this Agreement, the term "Applicable Letter of Credit Fee" shall mean the rate per annum set forth in the chart below which corresponds to the range of ratios in which the Borrower's Consolidated Total Indebtedness to Consolidated EBITDA Ratio as at the end of the preceding Fiscal Quarter falls:

                  Consolidated Total Indebtedness           Applicable Letter of
                   to Consolidated EBITDA Ratio                  Credit Fee
                  -------------------------------           --------------------
         Less than or equal to 1.5 to 1.0                          1.00%

         Greater than 1.5 to 1.0 but less than or equal
         to 2.0 to 1.0                                             1.25%

         Greater than 2.0 to 1.0 but less than or equal
         to 2.5 to 1.0                                             1.75%

         Greater than 2.5 to 1.0                                   2.25%


All adjustments shall be determined as of the date the Borrower's quarterly financial statements and Compliance Certificate are required to be delivered pursuant to items (i) and (iii) of Section 6.02. The foregoing notwithstanding, the Applicable Letter of Credit Fee from the Closing Date to and including the March 31, 2002 Delivery Date shall be 1.00%.

                           (c) Immediately upon the issuance of each Letter of
Credit and each increase in the Stated Amount thereof, each Lender hereby agrees to irrevocably purchase and shall be deemed to have irrevocably purchased from the L/C Issuer an undivided, full risk, non-recourse participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Ratable Share of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the L/C Issuer is required for any reason to refund or repay to the Borrower, any guarantor or any other Person all or any portion of any amount remitted to the L/C Issuer pursuant to this Agreement, the Lenders shall promptly remit to the L/C Issuer, upon three (3) Business Days' demand therefor, their respective Ratable Shares of the amount which is so refunded or repaid.

                           (d) In the event any restrictions are imposed upon
the L/C Issuer or any of the Lenders by any Law of any Official Body having jurisdiction over the banking activities of the L/C Issuer or any Lender which would prevent the L/C Issuer from issuing the Letters of Credit or amending the Letters of Credit or would prevent any Lender from honoring its obligations under this Section 2.17, the commitment of the L/C Issuer to issue the Letters of Credit or enter into any amendment with respect thereto shall be immediately suspended. If any Lender believes any such restriction would prevent such Lender from honoring its obligations under this Section 2.17, it shall promptly notify the Agent. The Agent shall promptly notify the Borrower, the L/C Issuer and the other Lenders of the existence and nature of (i) any restriction which would cause the suspension of the commitment of the L/C Issuer to issue the Letters of Credit or to enter into amendments with respect thereto and (ii) any restriction which would prevent any Lender from honoring its obligations under this Section
2.17. The Borrower will thereupon undertake reasonable efforts to obtain the cancellation of all outstanding Letters of Credit; provided, however, that the refusal of any beneficiary of a Letter of Credit to surrender such Letter of Credit will not be an Event of Default hereunder, provided that the Borrower shall undertake good faith efforts to obtain substitute letters of credit for the then existing and outstanding Letters of Credit. Nothing contained in this
Section 2.17 shall be deemed a termination of the Revolving Credit Commitments and, in the event of a suspension of the commitment of the L/C Issuer to issue Letters of Credit as set forth above, the Borrower may continue to borrow under the Revolving Credit Commitments provided the requirements of Section 5.02 are complied with.

                           (e) When the Borrower desires the issuance of a
Letter of Credit, the Borrower shall deliver a duly completed Application and Agreement for Letter of Credit to the L/C Issuer, with a copy to the Agent, no later than 10:00 A.M. (Pittsburgh, Pennsylvania time) at least three (3) Business Days, or such shorter period as may be agreed to by the L/C Issuer, in advance of the proposed date of issuance. Upon satisfaction of the conditions set forth in Section 5.01 and, if applicable, Section 5.02, the L/C Issuer shall be obligated to issue the Letter of Credit and shall notify the Agent and each Lender of such issuance. In determining whether to pay under a Letter of Credit, the L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of the Letter of Credit.

                           (f) In the event of any request for drawing under a
Letter of Credit by the beneficiary thereof, the L/C Issuer shall immediately notify the Borrower and the Agent, and the Borrower shall reimburse, or cause the reimbursement of, the L/C Issuer on demand as set forth in the applicable Application and Agreement for Letter of Credit in an amount in same day funds equal to the amount of such drawing; provided, however, that anything contained in this Agreement to the contrary notwithstanding, unless the Borrower shall have notified the Agent and the L/C Issuer prior to such time that the Borrower intends to reimburse the L/C Issuer for all or a portion of the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a Loan Request to the Agent requesting the Lenders to make Revolving Credit Loans on the first Business Day immediately following the date on which such drawing is honored in an aggregate amount equal to the excess of the amount of such drawing over the amount received by the L/C Issuer from such other funds in reimbursement thereof (the "Unreimbursed L/C Draw"), plus accrued interest on such amount at the rate set forth in Subsection
2.08. Any such Revolving Credit Loan shall be deemed advanced to the Borrower. If the Borrower shall be deemed to have given a Loan Request, then, subject to satisfaction or waiver of the conditions specified in Section 5.02, the Lenders shall, all as set forth in Section 2.17(g) hereof, on the first Business Day immediately following the date of such drawing, make Revolving Credit Loans in the aggregate amount of the Unreimbursed L/C Draw plus accrued interest on such amount at the applicable rate set forth in Section 2.08. The proceeds of any such Revolving Credit Loans shall be applied directly by the Agent upon receipt from the Lenders to reimburse the L/C Issuer for the Unreimbursed L/C Draw plus accrued interest on such amount. The foregoing shall not limit or impair the obligation of the Borrower to reimburse the L/C Issuer on demand.

                           (g) In the event that the Borrower shall fail to
reimburse the L/C Issuer on demand as provided in the applicable Application and Agreement for Letter of Credit and Section 2.17(f) above in an amount equal to the amount of any drawing honored by the L/C Issuer under a Letter of Credit plus accrued interest, the L/C Issuer shall promptly notify the Agent and each Lender of the Unreimbursed L/C Draw plus accrued interest on such amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the L/C Issuer an amount equal to its respective participation in same day funds, at the office of the L/C Issuer specified in such notice, not later than 12:00 Noon (Pittsburgh,

Pennsylvania time) on the Business Day after the date specified in such notice by the L/C Issuer. In the event that any Lender fails to make available to the L/C Issuer the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.17(g), the L/C Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Base Rate. Nothing in this Section 2.17(g) shall be deemed to prejudice the right of any Lender to recover its Ratable Share of the Unreimbursed L/C Draw from the L/C Issuer pursuant to this Section 2.17(g) in the event that it is determined by a court of competent jurisdiction that payment with respect to a Letter of Credit by the L/C Issuer constituted gross negligence or willful misconduct on the part of the L/C Issuer. The L/C Issuer shall distribute to each Lender which has paid all amounts payable by it under this Section 2.17(g) with respect to a Letter of Credit such other Lender's Ratable Share of all payments received by the L/C Issuer from the Borrower in reimbursement of drawing honored by the L/C Issuer under the Letter of Credit when such payments are received.

                           (h) The obligations of the Borrower under this
Agreement to reimburse the L/C Issuer for all drawings upon the Letters of Credit shall be absolute, unconditional and irrevocable, and shall not be subject to any right of set-off or counterclaim and shall be paid or performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

                                    (i) any lack of validity or enforceability
of this Agreement, any Letter of Credit or any of the Loan Documents;

                                    (ii) any amendment or waiver of any
provision of all or any of the Loan Documents;

                                    (iii) the existence of any claim, set-off,
defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, the Agent or any Lender (other than the defense of payment to the L/C Issuer in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, the Loan Documents or any transaction contemplated hereby or thereby or any unrelated transaction;

                                    (iv) any draft, demand, certificate,
statement or document presented under any Letter of Credit, appearing on its face to be valid and sufficient, but proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                                    (v) payment by the L/C Issuer under any
Letter of Credit against presentation of any document which does not comply with the terms of the Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the L/C Issuer;

                                    (vi) any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing, not resulting from gross negligence or willful misconduct of the L/C Issuer; and

                                    (vii) the fact that a Default or Event of
Default shall have occurred and be continuing.

                           (i) This Agreement is intended to supplement each
Application and Agreement for Letter of Credit executed by the Borrower and delivered to the L/C Issuer. Whenever possible this Agreement is to be construed as consistent with each Application and Agreement for Letter of Credit but, to the extent that the provisions of this Agreement and each Application and Agreement for Letter of Credit conflict, the terms of this Agreement shall control.

                           (j) Existing Letters of Credit. As of the Closing
Date, each of the Existing Letters of Credit issued by the L/C Issuer and outstanding on such date for the account of the Borrower and identified on
Schedule 2.17(j) shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement. The Borrower is hereby deemed to be the account party with respect to each such Letter of Credit for all purposes thereunder and hereunder. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to this Agreement shall include such Existing Letters of Credit. With respect to each such Existing Letter of Credit, for the period commencing on the Closing Date, the Borrower shall pay all fees and commissions set forth in this Agreement at the times and in the manner herein set forth. The obligations of the Borrower under each application for letter of credit and credit or reimbursement agreement (together with any related amendments) executed with respect to the Existing Letters of Credit are hereby expressly assumed by the Borrower and each such application for letter of credit and credit or reimbursement agreement, as amended, is hereby deemed an Application and Agreement for Letter of Credit executed and delivered hereunder. Such existing credit or reimbursement agreements shall be superseded in their entirety by this Agreement which shall apply to Existing Letters of Credit as well as all Letters of Credit issued hereunder on and after the Closing Date.

                           (k) Obligations Absolute. Notwithstanding any other
provision of this Agreement, each Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith and its obligation to make the payments to be made by it under this Section 2.17 is absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.

                           (l) In addition to amounts payable as elsewhere
provided in this Section 2.17, the Borrower hereby agrees to protect, indemnify, pay and save the Agent or the L/C Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Agent or the L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the

Letters of Credit or any amendment thereto, other than as a result of the gross negligence or willful misconduct of the Agent or the L/C Issuer as determined by a court of competent jurisdiction, (ii) the failure of the L/C Issuer to honor a draw under any Letter of Credit if the L/C Issuer in good faith and upon advice of counsel believes that it is prohibited from making such payment as a result of any requirement of Law or of any Official Body, or (iii) any material breach by the Borrower of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, any document related to the issuance or any amendment of the Letters of Credit. If any proceeding shall be brought or threatened against the Agent or the L/C Issuer by reason of or in connection with any event described in clauses (i) through (iii) above, the Agent shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel and payment of all costs of litigation. Notwithstanding the preceding sentence, the Agent and the L/C Issuer shall have the right to employ their own counsel and to determine its own defense of such action in any such case, but the fees and expenses of such counsel shall be at the expense of the Agent or the L/C Issuer, as the case may be, unless (x) the employment of such counsel shall have been authorized in writing by the Borrower, (y) the Borrower, after the aforementioned notice of the action, shall not have employed counsel to have charge of such defense or
(z) if the position of the Borrower is adverse or contrary to the position advocated by the Agent or the L/C Issuer, as the case may be. In each case described in clauses (x), (y) and (z) immediately above the reasonable fees and expenses of counsel for the Agent or the L/C Issuer, as the case may be shall be borne by the Borrower. The Borrower shall not be liable for any settlement of any such action affected without its consent.

                           (m) The L/C Issuer is hereby expressly authorized and
directed to honor any request for payment which is made under and in compliance with the terms of any Letter of Credit without regard to, and without any duty on the L/C Issuer's part to inquire into, the existence of any disputes or controversies between the Borrower, the beneficiary of any Letter of Credit or any other Person, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any Letter of Credit are true or correct. Furthermore, the Borrower fully understands and agrees that the L/C Issuer's sole obligation to the Borrower shall be limited to honoring requests for payment made under and in compliance with the terms of any Letter of Credit, the Application and Agreement for Letter of Credit therefor and this Agreement and the L/C Issuer's obligation remains so limited even if the L/C Issuer may have assisted the Borrower in the preparation of the wording of any Letter of Credit or any documents required to be presented thereunder or that the L/C Issuer may otherwise be aware of the underlying transaction giving rise to any Letter of Credit and this Agreement.

                           (n) As between the Borrower and the L/C Issuer, the
Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer shall not be responsible:
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for or the issuance or amendment of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the

Letters of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of a beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a draw under the Letters of Credit or of the proceeds thereof;
(vii) for the misapplication by a beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) for any consequences arising from causes beyond the control of the L/C Issuer, including, without limitation, any Law; and (ix) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit; except that the Borrower shall have a claim against the L/C Issuer, and the L/C Issuer shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower by a court of competent jurisdiction to be the result of (i) the L/C Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of the Letter of Credit, (ii) the L/C Issuer's willful misconduct or gross negligence in paying a draw under a Letter of Credit to any Person other than the beneficiary of such Letter of Credit or its lawful successor, representative or assign (or as otherwise directed in writing by the beneficiary of such Letter of Credit) or (iii) the L/C Issuer's willful failure to pay under a Letter of Credit after the presentation to it by the beneficiary of such Letter of Credit or its lawful successor, representative or assign of a sight draft and certificate or other documents strictly complying with the terms and conditions of such Letter of Credit, unless the L/C Issuer in good faith and upon advice of counsel believes that it is prohibited by law or other legal authority from making such payment. None of the above shall affect, impair, or prevent the vesting of any of the L/C Issuer's rights or powers hereunder.

                           (o) Except for the L/C Issuer's obligations to issue
Letters of Credit hereunder and its obligations under such Letters of Credit, the L/C Issuer shall have no liability to the Borrower from a reduction of the L/C Issuer's credit rating or any deterioration in its financial condition.

                           (p) The Borrower shall bear and pay all reasonable
expenses of every kind (including all reasonable attorneys' fees) of the enforcement of any of the L/C Issuer's rights under this Agreement or the Letters of Credit, or of any claim or demand by the L/C Issuer against the Borrower, or of any actual or attempted sale, exchange, enforcement, collection, maintenance, retention, insurance, compromise, settlement, release, delivery on trust receipt, or other security agreement, or delivery of any such security, and of the receipt of proceeds thereof, and will repay to the L/C Issuer any such expenses incurred by the L/C Issuer.

                           (q) In furtherance and extension and not in
limitation of the specific provisions hereinabove set forth, any action taken or omitted by the L/C Issuer under or in connection with the Letters of Credit or the related sight drafts or certificates or documents, if taken or omitted in good faith, shall not put the L/C Issuer under any resulting liability to the Borrower.

                           (r) Whenever appropriate to prevent unjust enrichment
and to the end that the Borrower shall bear substantially all of the risks relative to any Letter of Credit and the underlying transactions, the L/C Issuer shall be subrogated (for purposes of defending against the Borrower's claims and proceeding against others to the extent of the L/C Issuer's liability to the Borrower) to the Borrower's rights against any Person who may be liable to the Borrower on any underlying transaction, to the rights of any holder in due course or Person with similar status against the Borrower, and to the rights of the beneficiary or its assignee or person with similar status against the Borrower.

                           (s) Except and to the extent inconsistent with the
specific provisions hereof, this Agreement, each Letter of Credit hereunder and all transactions in connection therewith shall be interpreted, construed and enforced according to: (i) the "Uniform Customs and Practice for Documentary Credits" (1993 Revision), International Chamber of Commerce Publication No. 500 and subsequent revisions thereof which shall supersede inconsistent provisions of applicable law to the extent not prohibited by applicable law and (ii) the laws of the Commonwealth of Pennsylvania, including, without limitation, the Uniform Commercial Code, and excluding conflict of laws rules.

                  2.18. Taxes. Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be (assuming that it is entitled to do so), and (ii) two duly completed copies of Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (assuming that it is entitled to do so) and (ii) in the case of Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

                  2.19. Payments. All payments and prepayments to be made in respect of principal, interest, Unreimbursed L/C Draws, Fees, or other amounts due from the Borrower hereunder shall be payable prior to 11:00 A.M. (Pittsburgh, Pennsylvania time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable account of the Lenders or L/C Issuer, as the case may be, in Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Lenders or L/C Issuer, as the case may be, in immediately available funds in accordance with the terms and provisions of Section 9.10 of this Agreement. The Agent's, the L/C Issuer's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Revolving Credit Loans, the Swingline Loans, the Unreimbursed L/C Draws, Fees and other amounts owing under this Agreement and shall be deemed an "account stated." Notwithstanding anything herein to the contrary, (i) any administration or underwriting fee paid by the Borrower to the Agent shall be solely for the account of the Agent, (ii) any L/C Fronting Fees paid by the Borrower shall be solely for the account of the L/C Issuer and (iii) any interest paid on any Unreimbursed L/C Draw to the extent a Lender has not been required to honor or has not honored its funding obligations pursuant to
Section 2.17(g) hereof shall be solely for the account of the L/C Issuer.

                  2.20. Substitution of Lender. In the event any Lender (i) gives notice under Sections 2.10 (Yield Protection), 2.11(b) (Inability to Offer Euro-Rate), 2.11(c) (Illegality) or 2.12 (Capital Adequacy), (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Lender, (iii) does not approve any action as to which consent of the Required Lenders is requested by the Borrower and obtained hereunder, or
(iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then, if the Borrower designates one or more substitute institutions to purchase the Loans and assume the Revolving Credit Commitments of such Lender, such Lender will at the Borrower's request sell its Loans and assign its rights under this Agreement to such substitution institutions, with reasonable promptness after such designation in accordance with Section 10.05, for a payment equal to the principal amount of its Loans, plus all accrued and unpaid interest and Fees to but excluding the date of purchase, plus any other amounts accrued or payable to such Lender under this Agreement to but excluding the date of purchase, plus any amount that would be payable to such Lender under
Section 2.10(c) (as if such purchase were treated as a prepayment of the outstanding Loans to such Lender), together with any other loss or expense incurred by it (or by a Participant in the related Loans or Revolving Credit Commitment); provided that all of the provisions of Section 10.05(b) must first be complied with, and provided, further that the Agent may only be replaced subject to the requirements of Section 9.13 (Successor Agent) . Nothing in this
Section 2.20 limits the rights of the Agent, the Documentation Agents, the Lenders, PNC Bank, or the L/C Issuer under any provisions of any of the Loan Documents.


                                   ARTICLE III
                   LOAN DISBURSEMENT ACCOUNT, GUARANTEES, ETC.

                  3.01. Loan Disbursement Account. To induce the Lenders, the Agent, the Documentation Agents and the L/C Issuer to enter into this Agreement and to make available to the Borrower the credit accommodation herein set forth, the Borrower shall maintain at all times during this Agreement with the Agent, at the Agent's office in Pittsburgh, Pennsylvania, a demand deposit account (the "Loan Disbursement Account"), into which proceeds of Revolving Credit Loans, Swingline Loans and other monies transferred to the Borrower hereunder shall be deposited from time to time. The Loan Disbursement Account shall be in the name of the Borrower and, subject to the other provisions of this Agreement and the other Loan Documents, monies therein shall be disbursed as directed by the Borrower, from time to time. To secure the payment and performance of Lender Obligations, the Borrower hereby pledges and assigns, and grants to the Agent for the benefit of the Agent, the L/C Issuer and the Lenders, a lien on and security interest in the Loan Disbursement Account, all funds from time to time deposited or held therein, all interest and other income derived therefrom, and all proceeds of all the foregoing.

                  3.02. Designation of Subsidiary Guarantors. Each Subsidiary of the Borrower incorporated or organized in the United States of America, whether now in existence or hereafter acquired, that owns Receivables and Inventory (priced at the lower of cost or market) shall be automatically designated as a Subsidiary Guarantor by the Lenders. Any Subsidiary designated as a Subsidiary Guarantor shall continue as a Subsidiary Guarantor until released in writing by all Lenders.

                  3.03. Further Cooperation. The Borrower shall perform, or cause a Subsidiary Guarantor to perform, on the reasonable request of the Agent and at the Borrower's expense, such reasonable acts as may be necessary or reasonably advisable to carry out the intent of this Agreement and the other Loan Documents. Without limiting the generality of the preceding sentence, the Borrower shall cause each newly-created or acquired Subsidiary Guarantor to execute and deliver a Subsidiary Guaranty to the Agent with a reasonable period of time following the creation or acquisition of such Subsidiary Guarantor.

                  3.04. Solvency. On the Closing Date, and on the date of each Disbursement, the Borrower is, or will be, Solvent.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  Representations and Warranties. The Borrower represents and warrants to the Agent, the Documentation Agents, each of the Lenders and the L/C Issuer as follows:

                  4.01. Organization and Qualification.

                           (a) The Borrower is a corporation duly organized,
validly existing and in good standing under the laws of the State of Ohio, the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct; and the Borrower is duly licensed or qualified and in good standing in each jurisdiction listed on
Schedule 4.01 hereto and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except for those jurisdictions where the Borrower's non-qualification would not cause there to be a Material Adverse Change.

                           (b) Each Subsidiary of the Borrower is a corporation,
business trust or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, as the case may be, shown on Schedule 4.01; each Subsidiary of the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct; and each Subsidiary of the Borrower is duly licensed or qualified and in good standing in each jurisdiction listed on
Schedule 4.01 hereto and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except for those jurisdictions where such Subsidiary's non-qualification would not cause there to be a Material Adverse Change.

                  4.02. Capitalization and Ownership. As of December 31, 2001, the authorized capital stock of the Borrower consists of 30,000,000 shares of common stock of which 20,730,604 shares were issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares were issued and outstanding. All of the capital stock of the Borrower has been validly issued and is fully paid and nonassessable. Except as set forth in Schedule 4.02, there are no options, warrants or other rights outstanding to purchase any such capital stock.

                  4.03. Subsidiaries. Except for the Subsidiaries and investments in other Persons set forth in Schedule 4.03, the Borrower does not own directly or indirectly any capital stock of any other Person, is not a partner (general or limited) of any partnership, is not a party to any joint venture and does not own (beneficially or of record) any equity interest or similar interest in any other Person.

                  4.04. Power and Authority. The Borrower and each Subsidiary Guarantor has full power to enter into, execute, deliver, carry out and perform this Agreement and the Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its obligations under the Loan Documents to which it is a party and all such actions have been duly authorized by all necessary corporate proceedings on its part.

                  4.05. Validity and Binding Effect. This Agreement has been, and each Loan Document, when executed and delivered by the Borrower and each Subsidiary Guarantor, will have been, duly and validly executed and delivered by the Borrower or such Subsidiary Guarantor. This Agreement and each of the other Loan Documents executed and delivered by the Borrower and each Subsidiary Guarantor will constitute legal, valid and binding obligations of the Borrower or such Subsidiary Guarantor, enforceable against the Borrower or such Subsidiary Guarantor in accordance with their respective terms, except to the extent that enforceability of any of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  4.06. No Conflict.

                           (a) Neither the execution and delivery by the
Borrower of this Agreement or the Loan Documents to which the Borrower is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof by the Borrower will (i) conflict with, constitute a default under or result in any breach of
(A) the terms and conditions of the certificate of incorporation, by-laws or other organizational documents of the Borrower or (B) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, which conflict, default or breach would cause a Material Adverse Change, or (ii) result in the creation or enforcement of any Lien upon any property (now or hereafter acquired) of the Borrower (other than the Permitted Liens).

                           (b) Neither the execution and delivery by a
Subsidiary Guarantor of a Subsidiary Guaranty to which such Subsidiary Guarantor is a party, nor the consummation of the transactions contemplated by this Agreement or the other Loan Documents, nor compliance with the terms and provisions hereof or thereof by such Subsidiary Guarantor will (i) conflict with, constitute a default under or result in any breach of (A) the terms and conditions of the articles of incorporation, by-laws or other organizational documents of such Subsidiary or (B) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which such Subsidiary is a party or by which it is bound or to which it is subject, which conflict, default or breach would cause a Material Adverse Change, or (ii) result in the creation or enforcement of any Lien upon any property (now or hereafter acquired) of such Subsidiary (other than the Permitted Liens).

                  4.07. Litigation. Except for the litigation set forth on
Schedule 4.07, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower, at law or in equity, before any Official Body which individually or in the aggregate, if adversely determined, would be likely to result in any Material Adverse Change. Neither the Borrower nor any Subsidiary of the Borrower is in violation of any order, writ, injunction or decree of any Official Body which could be expected to result in any Material Adverse Change.

                  4.08. Financial Statements.

                           (i) Financial Statements. The Borrower has delivered
to the Agent the consolidated annual audited financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2001. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Subsidiaries in all material respects and the results of their operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP throughout the period included.

                           (ii) Accuracy of Financial Statements. The Borrower
and its Subsidiaries have no liabilities, contingent or otherwise, that are not disclosed in the financial statements referred to in clause (i) above and that would be required to be disclosed in accordance with GAAP, except for those incurred since the date of such financial statements in the ordinary course of business.

                  4.09. Margin Stock; Section 20 Subsidiaries. Neither the Borrower nor any of its Subsidiaries engage or intend to engage principally, or as one of its important activities, in the business of incurring Indebtedness or extending credit to others (including, without limitation, any of the Subsidiaries of the Borrower) for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of any Margin Regulation). No part of the proceeds of any Revolving Credit Loan or Swingline Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others (including, without limitation, any of its Subsidiaries) for the purpose of purchasing or carrying any margin stock or to refund or retire Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the Margin Regulations of the Board of Governors of the Federal Reserve System. The Borrower does not intend to hold, and shall not permit its Subsidiaries to hold, margin stock. Neither the Borrower not any of its Subsidiaries intends to use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                  4.10. Full Disclosure. Neither this Agreement nor any Loan Document, nor any certificate, statement, agreement or other document furnished to the Agent, the L/C Issuer or any Lender in connection herewith or therewith, contains any misstatement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, which has not been set forth in this Agreement or the Loan Documents or in the certificates, statements, agreements or other documents furnished in writing to the Agent, the Lenders or the L/C Issuer prior to or at the date hereof in connection with the transactions contemplated hereby and thereby.

                  4.11. Tax Returns and Payments. The Borrower is a member of an affiliated group of companies which files consolidated federal tax returns. All such federal tax returns that are required by law to be filed have been filed or properly extended. All taxes, assessments and other governmental charges levied upon members of such affiliated group or any of their respective properties, assets, income or franchises which are due and payable have been paid in full other than (i) those presently payable without penalty or interest, (ii) those which are being contested in good faith by appropriate proceedings and (iii) those which, if not paid, would not, in the aggregate, constitute a Material Adverse Change; and as to each of items (i), (ii) and (iii) the affiliated group has established reserves for such claim as have been determined to be adequate by application of GAAP consistently applied. There are no agreements or waivers extending the statutory period of limitations applicable to any consolidated federal income tax return of the Borrower and its consolidated Subsidiaries for any period, except as set forth on Schedule 4.11.

                  4.12. Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the Loan Documents to which the Borrower or any Subsidiary Guarantor is a party, except as listed on
Schedule 4.12 attached hereto, all of which items set forth on Schedule 4.12 shall have been obtained or made on or prior to the Closing Date.

                  4.13. No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or a Default. Neither the Borrower nor any of its Subsidiaries is in violation of (i) any term of its certificate of incorporation, by-laws or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                  4.14. Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws, which are addressed in Section 4.20) in all jurisdictions in which the Borrower, and its Subsidiaries, are presently or will be doing business except where the failure to do so would not, individually or in the aggregate, constitute a Material Adverse Change.

                  4.15. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary Guarantor is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended from time to time, and shall not become such an "investment company" or under such "control. " Neither the Borrower nor any Subsidiary Guarantor is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning the Public Utility Holding Company Act of 1935, as amended from time to time. The Borrower is not subject to any Law of any Official Body (in each case whether United States federal, state or local, or other) having jurisdiction over the Borrower, which purports to restrict or regulate its ability to borrow money, or to extend or obtain credit, or to pledge its interests in the Loan Disbursement Account. No Subsidiary Guarantor is subject to any Law of any Official Body (in each case whether United States federal, state or local, or other) having jurisdiction over such Subsidiary Guarantor which purports to restrict or regulate its ability to borrow money or to extend or obtain credit.

                  4.16. Plans and Benefit Arrangements. Except as set forth on
Schedule 4.16 hereto:

                           (i) The Borrower and each member of the ERISA Group
are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan (other than a Multiemployer Plan) or, to the knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and, to the knowledge of Borrower, each Multiemployer Plan, the Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC (other than for premiums not yet due) and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                           (ii) To the best of the Borrower's knowledge, each
Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                           (iii) Neither the Borrower nor any other member of
the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                           (iv) No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                           (v) Neither the Borrower nor any other member of the
ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                           (vi) To the extent that any Benefit Arrangement is
insured, the Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods ending through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the ERISA Group have made when due all contributions, to the extent required by applicable Law or the terms of such Benefit Arrangement to be paid for all periods ending through and including the Closing Date.

                  4.17. Title to Properties. The Borrower and each of its Subsidiaries have good title to, or a valid leasehold interest in, all their respective real and personal property, except to the extent the failure to have such title or leasehold interests is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Change, and none of such property is subject to any Lien except Permitted Liens.

                  4.18. Insurance. There are in full force and effect for the benefit of the Borrower and its Subsidiaries insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and its Subsidiaries in accordance with prudent business practice in the industry of the Borrower and its Subsidiaries. No notice has been given or claim made and to the knowledge of the Borrower, no grounds exist, to cancel or void any of such policies or bonds or to reduce the coverage provided thereby.

                  4.19. Employment Matters. The Borrower and each Subsidiary of the Borrower are in compliance with all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts (the "Labor Contracts") and all applicable federal, state and local labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply would not constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or, to the knowledge of the Borrower, threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any Subsidiary of the Borrower which in any case would constitute a Material Adverse Change. All payments due from Borrower or any of its Subsidiaries on Receivable of employee health and welfare insurance which could reasonably be expected to have a Material Adverse Change if not paid have been paid or accrued as a liability on the books of Borrower or such Subsidiary.

                  4.20. Environmental Matters. Except as disclosed on Schedule
4.20 hereto:

                           (i) The Borrower has not received any Environmental
Complaint from any Official Body or private person alleging that the Borrower, any Subsidiary of the Borrower or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. Section 9601, et seq., in connection with the Property which Environmental Complaint is reasonably expected to result in any Material Adverse Change, and the Borrower has no reason to believe that such an Environmental Complaint is reasonably likely to be received. There are no pending or, to the knowledge of the Borrower, threatened Environmental Complaints relating to the Borrower, any Subsidiary of the Borrower or, to the Borrower's knowledge, without any inquiry, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions in connection with the Property, which Environmental Complaints are reasonably expected to result in any Material Adverse Change.

                           (ii) Except for conditions, violations or failures
which individually and in the aggregate are not reasonably likely to result in a Material Adverse Change, there are no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under the Property or, to the knowledge of the Borrower, without any inquiry at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Property.

                           (iii) Neither the Property nor any structures,
improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws, other than such containment or use which individually and in the aggregate is not reasonably likely to result in any Material Adverse Change. There are no processes, facilities, operations, equipment or any other activities at, on or under the Property, or, to the Borrower's knowledge, without any inquiry, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances on to the Property in violation of the Environmental Laws, except to the extent that such releases or threatened releases are not likely to result in a Material Adverse Change.

                           (iv) There are no underground storage tanks, or
underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that are not in compliance with all Environmental Laws, other than those with respect to which the failure to comply with Environmental Laws is not reasonably likely, either individually or in the aggregate, to result in a Material Adverse Change, and there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property that have not been either abandoned in place, or removed, in accordance with the Environmental Laws, other than those with respect to which the failure to comply with Environmental Laws is not reasonably likely, either individually or in the aggregate, to result in a Material Adverse Change.

                           (v) The Borrower and each Subsidiary of the Borrower
have all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the respective businesses of the Borrower and each Subsidiary of the Borrower as presently conducted, other than those with respect to which the failure to comply with Environmental Laws is not reasonably likely, either individually or in the aggregate, to result in a Material Adverse Change. The Borrower and each Subsidiary of the Borrower have submitted all notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property, except for any failure to submit which would not be reasonably likely to result in a Material Adverse Change.

                           (vi) Except for violations which individually and in
the aggregate are not likely to result in a Material Adverse Change, all past and present on-site generation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation or disposal of Solid Waste has been done in accordance with the Environmental Laws.

                  4.21. Senior Debt Status. The obligations of the Borrower under this Agreement and the Notes rank at least pari passu in priority of payment with all other Indebtedness of the Borrower, except Indebtedness of the Borrower to the extent secured by Permitted Liens. The obligations of a Subsidiary Guarantor under a Subsidiary Guaranty executed by such Subsidiary Guarantor rank at least pari passu in priority of payment with all other Indebtedness of such Subsidiary Guarantor except Indebtedness of such Subsidiary Guarantor to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower or any of its Subsidiaries which secures Indebtedness or other obligations of any Person except for Permitted Liens.

                  4.22. Solvency. On the date hereof, and as of the date of each advance of the Revolving Credit Loan and issuance or renewal of any Letter of Credit, as the case may be, and after giving effect to such advance or the issuance or renewal of a Letter of Credit, each of the Borrower and each Subsidiary Guarantor is, and will be, Solvent.

                  4.23. Material Contracts; Burdensome Restrictions. All material contracts relating to the business operations of each Loan Party, including all employee benefit plans and Labor Contracts, are valid, binding and enforceable upon such Loan Party and each of the other parties thereto in accordance with their respective terms; and there is no default thereunder with respect to such Loan Party which has given rise to, or would reasonably be expected to give rise to, a Material Adverse Change; and there is no default thereunder, to the Loan Parties' knowledge, with respect to the parties to such contracts other than such Loan Party which has given rise to, or would reasonably be expected to give rise to, a Material Adverse Change. No contract, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or is bound and no provision of any applicable Law or governmental regulation would reasonably be expected to have a Material Adverse Change.

                  4.24. Patents, Trademarks, Copyrights, Licenses, Etc. The Borrower and each of its Subsidiaries owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower or such Subsidiary, without known possible, alleged or actual conflict with the rights of others.

                  4.25. Brokers. No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the loans made pursuant to this Agreement, and Borrower has no obligation to any other Person in respect of any finder's or brokerage fees in connection with the loans contemplated by this Agreement.

                  4.26. No Material Adverse Change. No event has occurred since December 31, 2001, and is continuing which has had or would reasonably be expected to have a Material Adverse Change.


                                    ARTICLE V
              CONDITIONS OF LENDING OR ISSUANCE OF LETTER OF CREDIT

                  The obligation of each Lender to make the Revolving Credit Loans hereunder, or of the L/C Issuer to issue Letters of Credit hereunder, or of PNC Bank to make Swingline Loans hereunder, is subject to the performance by the Borrower of its obligations to be performed hereunder at or prior to the making of any such Revolving Credit Loans or Swingline Loans, or the issuance of any such Letter of Credit, as the case may be, and to the satisfaction of the following further conditions.

                  5.01. Conditions to Initial Borrowings. On the Closing Date the following actions shall be completed or satisfied to the sole satisfaction of the Agent:

                           (a) The representations and warranties of the
Borrower or the Subsidiaries contained in Article IV and in the other Loan Documents executed and delivered by the Borrower or any of its Subsidiaries in connection with the Closing shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific date or times referred to therein), and the Borrower, and each Subsidiary of the Borrower which has executed any Loan Documents, shall have performed, observed and complied with all covenants and conditions hereof and contained in the other Loan Documents; no Event of Default or Default under this Agreement shall have occurred and be continuing or shall exist; no Material Adverse Change shall have occurred; and there shall be delivered to the Agent, for the benefit of each Lender, the L/C Issuer and the Agent, a certificate of the Borrower, dated the Closing Date and signed by the chief executive officer and president or chief financial officer of the Borrower, to each such effect.

                           (b) There shall be delivered to the Agent for the
benefit of each Lender and the L/C Issuer a certificate dated the Closing Date and signed by the secretary or an assistant secretary of the Borrower, certifying as appropriate as to:

                                    (i) all corporate action taken by the
Borrower in connection with this Agreement and the other Loan Documents;

                                    (ii) the names, offices and titles of the
Borrower's officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and the identities of the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the other Loan Documents and the true signatures of such officers, on which the Agent, each Lender and the L/C Issuer may conclusively rely;

                                    (iii) (A) copies of the Borrower's
organizational documents, including its articles of incorporation as in effect on the Closing Date certified by the Secretary of State of its incorporation as well as a copy of the Borrower's by-laws, (B) a certificate as to the continued existence and good standing of the Borrower issued by the Secretary of State of its incorporation, and (C) a certificate concerning the due qualification of the Borrower as a foreign corporation authorized to due business, and the good standing of the Borrower, issued by the Secretary of State of each jurisdiction shown on Schedule 4.01;

                                    (iv) all corporate or partnership action
taken by each Subsidiary Guarantor in connection with each Subsidiary Guaranty;

                                    (v) the names, offices and titles of each
Subsidiary Guarantor's officer or officers authorized to sign each Subsidiary Guaranty and the true signatures of such officer or officers and the identities of the Authorized Officers permitted to act on behalf of each Subsidiary Guarantor for purposes of each Subsidiary Guaranty and the true signatures of such officers, on which the Agent, each Lender and the L/C Issuer may conclusively rely;

                                    (vi) (A) copies of each Subsidiary
Guarantor's organizational documents, as in effect on the Closing Date, certified, by the secretary of state of the state of its organization, (B) a certificate as to the continued existence and good standing of each Subsidiary Guarantor issued by the secretary of state of the state of its organization, and
(C) a certificate
concerning the due qualification of each Subsidiary Guarantor as a foreign Person authorized to due business, and the good standing of such Subsidiary Guarantor, issued by the Secretary of State of each jurisdiction shown on
Schedule 4.01 to this Agreement;

                                    (vii) audited, consolidated financial
statements for Fiscal Year ending December 31, 2001 as required by the Existing Credit Agreement; and

                                    (viii) copies of projected financial
statements for the three (3) year period following the Closing Date.

                           (c) This Agreement and the other Loan Documents
required by the Agent to be executed and delivered by the Borrower or a Subsidiary of the Borrower at the Closing shall have been duly executed and delivered by the Borrower to the Agent for the benefit of the Lenders, the L/C Issuer and the Agent.

                           (d) The Borrower shall pay to the Agent for
distribution to the Lenders the Closing Fee due each Lender.

                           (e) There shall be delivered to the Agent for the
benefit of each Lender a written opinion of Dawne S. Hickton, Esquire, Vice President and General Counsel for the Borrower and the Subsidiary Guarantors, dated the Closing Date and in form and substance reasonably satisfactory to the Agent and its counsel as to the matters set forth on Exhibit "H".

                           (f) All legal details and proceedings in connection
with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and its counsel, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                           (g) No Material Adverse Change shall have occurred
since December 31, 2001, and no material litigation shall have been instituted by or against the Borrower or any Subsidiary or any of their respective material properties or assets; and there shall be delivered to the Agent for the benefit of each Lender, the L/C Issuer and the Agent a certificate of the Borrower dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower to each such effect.

                           (h) The Borrower shall deliver evidence acceptable to
the Agent that adequate insurance in compliance with Section 6.05 hereof is in full force and effect.

                           (i) All material consents required to effectuate the
transactions contemplated hereby as set forth on Schedule 4.12 shall have been obtained.

                           (j) The making and/or assumption of any Loan or the
issuance of a Letter of Credit or assumption of any reimbursement liability with regard thereto, shall not contravene any Law applicable to the Borrower, any Subsidiary Guarantor, any of the Agent, the Lenders or the L/C Issuer.

                           (k) Except as set forth on Schedule 4.07, no action,
suit, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court or other Official Body (i) with respect to the Borrower or its Subsidiaries or this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby to enjoin, restrain or prohibit, or to obtain damages in respect of, their performance under this Agreement or any other Loan Documents or the consummation of the transactions contemplated hereby or thereby or (ii) which in the reasonable opinion of Agent would have a Material Adverse Change.

                           (l) The Agent and its counsel shall have received UCC
lien search reports of filings against the Borrower and each existing Subsidiary Guarantor, and tax lien and judgment searches relating to the Borrower and each existing Subsidiary Guarantor, which are satisfactory in form and substance to the Lender.

                           (m) The Agent shall have received evidence that the
Existing Credit Agreement has been terminated and all amounts due thereunder, except as expressly assumed hereunder, have been paid in full.

                           (n) The Agent on its own behalf and on behalf of the
Lenders and the L/C Issuer shall be in receipt of all Fees due and payable on or prior to the Closing Date and all reimbursable expenses incurred on or prior to the Closing Date.

                           (o) The Agent shall have completed a satisfactory due
diligence review concerning the Borrower and the Subsidiary Guarantors, including matters concerning environmental liabilities and compliance with environmental law, a field based audit of their accounts receivable and inventory, determination of eligibility criteria and reserves for the Borrowing Base and review of projected financial statements for the three (3) year period following the Closing Date.

                           (p) All matters and circumstances set forth as
qualifications, limitations, exceptions, additional matters or other materials set forth in the Schedules hereto provided by or on behalf of the Borrower or its Subsidiaries shall be acceptable to the Agent, the L/C Issuer and the Lenders in their reasonable discretion.

                  5.02. Each Additional Revolving Credit Loan, Swingline Loan or Issuance of a Letter of Credit. At the time of making any Revolving Credit Loans or Swingline Loans or the issuance of, or renewal of, a Letter of Credit and after giving effect to the proposed borrowings or issuance:

                           (a) the representations and warranties of the
Borrower contained in Article IV hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the earlier of: (x) the date of such additional Revolving Credit Loan or Swingline Loan or issuance of a Letter of Credit or (y) the specific dates or times referred to therein, with the same effect as though such representations and warranties have been made on and as of such date;

                           (b) the Borrower shall have performed and complied in
all material respects with all covenants and conditions hereof;

                           (c) no Default or Event of Default shall have
occurred and be continuing or shall exist;

                           (d) no material litigation shall have been instituted
against the Borrower or any Subsidiary or any of their respective materials properties or assets;

                           (e) no Material Adverse Change shall have occurred;

                           (f) the making of any Loan or the issuance of any
Letter of Credit shall not contravene any Law applicable to the Borrower, any of the Lenders or the L/C Issuer;

                           (g) the Borrower shall have delivered to the Agent a
duly executed and completed Loan Request and with respect to the issuance of a Letter of Credit, the Borrower shall have complied with the reasonable requirements of the L/C Issuer not inconsistent with the terms hereof; and

                           (h) Total Utilization shall not exceed the lesser of
the aggregate Revolving Credit Commitments or the Borrowing Base; provided, however, that prior to the advance of any Loan on a Borrowing Date the proceeds of which will repay any Unreimbursed L/C Draw, for the purpose of calculating Total Utilization and compliance with this Subsection 5.02(h) on such date, the existing Total Utilization immediately prior to such advance shall be reduced pro tanto by the dollar amount of the Loans to be advanced on such Borrowing Date which will be used to repay any outstanding Unreimbursed L/C Draws.

                  5.03. Location of Closing. The Closing shall take place at 10:00 A.M., Pittsburgh, Pennsylvania time, on the Closing Date at the offices of Tucker Arensberg, P.C., 1500 One PPG Place, Pittsburgh, Pennsylvania 15222, or at such other time and place as the parties agree.


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees that, until payment in full of the Loans and interest thereon, payment in full of all Letter of Credit reimbursement obligations and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of the Revolving Credit Commitments, and the expiration and cancellation of all Letters of Credit issued hereunder, the Borrower shall comply, or cause compliance, at all times with the affirmative covenants set forth in Sections 6.01 through and including Section 6.14.

                  6.01. Preservation of Existence, Etc.

                           (a) The Borrower shall maintain its corporate
existence and its license or qualification and its good standing in the state of its incorporation and in each other jurisdiction in which its ownership or lease of property or the nature of its businesses makes such license or qualification necessary (except for such other jurisdictions in which such failure to be so licensed or qualified individually and in the aggregate would not result in a Material Adverse Change).

                           (b) Each Subsidiary of the Borrower shall maintain
its corporate existence and its license or qualification and its good standing in the state of its incorporation and in each other jurisdiction in which its ownership or lease of property or the nature of its businesses makes such license or qualification necessary (except for such other jurisdictions in which such failure to be so licensed or qualified individually and in the aggregate would not result in a Material Adverse Change).

                  6.02. Accounting System; Reporting Requirements. The Borrower will maintain, and will cause its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and will and will cause its Subsidiaries to set aside on its books all such proper reserves as shall be required by GAAP. Further, the Borrower will:

                           (i) deliver to the Agent within forty-five (45) days
after the end of each of the first three (3) Fiscal Quarters in each Fiscal Year of the Borrower, (A) consolidated balance sheet as at the end of such period for the Borrower and its Subsidiaries, (B) consolidated statements of income for such period for the Borrower and its Subsidiaries and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period, and (C) consolidated statements of cash flow for such period for the Borrower and its Subsidiaries and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period; and each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding Fiscal Year; and all such statements shall be prepared in reasonable detail and certified, subject to changes resulting from year-end adjustments, by the chief financial officer or treasurer of the Borrower;

                           (ii) deliver to the Agent within ninety (90) days
after the end of each Fiscal Year of the Borrower, (A) consolidated balance sheets as at the end of such year for the Borrower and its Subsidiaries, (B) consolidated statements of income for such year for the Borrower and its Subsidiaries, (C) consolidated statements of cash flow for such year for the Borrower and its Subsidiaries, and (D) consolidated statements of shareholders equity for such year for the Borrower and its Subsidiaries; and each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding Fiscal Year; and all such financial statements shall present fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries, as at the dates indicated and the results of its operations and its cash flow for the periods indicated, in conformity with GAAP; and the Borrower shall cause each of the consolidated financial statements described in clauses (A) through (D) of this Section 6.02(ii) to be audited and certified without limitation as to scope or material qualification by Price Waterhouse Coopers, L.P. or other independent certified public accountants acceptable to the Required Lenders;

                           (iii) deliver to the Agent, together with each
delivery of financial statements pursuant to items (i) and (ii) above, a Compliance Certificate of the Borrower substantially in the form of Exhibit "G" hereto, properly completed and signed by the chief financial officer or treasurer of the Borrower, (A) stating (1) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and (2) that the Borrower does not have knowledge of the existence, as at the date of such Compliance Certificate, of any condition or event which constitutes an Event of Default or a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and (B) demonstrating in reasonable detail compliance as at the end of such accounting period with the restrictions contained in Sections 7.12 and 7.13 hereof;

                           (iv) Within ten (10) Business Days following the end
of each calendar month, a completed, executed Borrowing Base Certificate substantially in the form of Exhibit "C" for the calendar month just ended, executed by an Authorized Officer and containing such additional information as may be requested by the Agent from time to time;

                           (v) promptly give written notice to the Agent of the
happening of any event (which is known to the Borrower) which constitutes an Event of Default or a Default hereunder, but in no event shall any such notice be given later than five (5) Business Days after the Borrower knows or should have known of such event;

                           (vi) promptly give written notice to the Agent of any
pending or, to the knowledge of the Borrower, overtly threatened claim in writing, litigation or threat of litigation which arises between the Borrower, or any of its Subsidiaries, and any other party or parties (including, without limitation, any Official Body) which claim, litigation or threat of litigation, individually or in the aggregate, is reasonably likely to cause a Material Adverse Change, any such notice to be given not later than five (5) Business Days after any of the Borrower becomes aware of the occurrence of any such claim, litigation or threat of litigation;

                           (vii) promptly deliver to the Agent, but in no event
later than ten (10) days after the Borrower, or any of its Subsidiaries, receives, copies of (A) all reports, notices and proxy statements sent by the Borrower to its shareholders, and (B) all regular and periodic reports and definitive proxy materials (including but not limited to Forms 10-K, 10-Q and 8-K) filed by the Borrower with any securities exchange or the Federal Securities and Exchange Commission; and

                           (viii) such other reports and information as the
Agent or the Required Lenders may from time to time reasonably request.

                  6.03. Notices Regarding Plans and Benefit Arrangements.

                           (a) Promptly upon becoming aware of the occurrence
thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) shall be given to the Agent by the Borrower of:

                                    (i) any Reportable Event with respect to the
Borrower or any member of the ERISA Group,

                                    (ii) any Prohibited Transaction which could
subject the Borrower or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder, if such tax and/or penalty is reasonably likely to result in a Material Adverse Change,

                                    (iii) any assertion of material withdrawal
liability with respect to any Multiemployer Plan,

                                    (iv) any partial or complete withdrawal from
a Multiemployer Plan by the Borrower or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                                    (v) any cessation of operations (by the
Borrower of any member or the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                                    (vi) withdrawal by the Borrower or any
member of the ERISA Group from a Multiple Employer Plan,

                                    (vii) a failure by the Borrower or any
member of the ERISA Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

                                    (viii) the adoption of an amendment to a
Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                                    (ix) any change in the actuarial assumptions
or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                           (b) Promptly after receipt thereof, copies of (i) all
notices received by the Borrower or any member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (ii) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any member of the ERISA Group in which any of their respective personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any member of the ERISA Group with the Internal Revenue Service with respect to each such Plan shall be given to the Agent by the Borrower.

                           (c) Promptly upon the filing thereof, copies of any
PBGC Form 200, 500, 600 or 601, or any successor form, filed with the PBGC in connection with the termination of any Plan.

                  6.04. Payment of Liabilities, Including Taxes, etc. The Borrower shall duly pay and discharge, and shall cause its Subsidiaries to pay and discharge timely (subject, where applicable, to specified grace periods and, in the case of trade payables, to normal payment practices), all liabilities which singularly are in excess of $100,000 or which in the aggregate exceed $500,000 to which they are subject or which are asserted against them, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon them or any of their properties, assets, income or profits, prior to the date on which penalties attach thereto; provided, however, the Borrower may choose not to pay any such liabilities, including taxes, assessments or charges, if the same are being contested in good faith and for which such reserves (including reserves for any additional amounts which would be payable as a result of the failure to discharge timely any such liabilities) or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

                  6.05. Maintenance of Insurance. The Borrower shall insure, and shall cause its Subsidiaries to insure, their respective properties and assets against loss or damage in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Borrower will furnish to the Agent on the Closing Date and thereafter simultaneously with the delivery of the annual audited financial information delivered pursuant to Section 6.02(ii) a certificate of the Borrower executed by an Authorized Officer of the Borrower certifying that such insurance is in force, is adequate in nature and amount and complies with the Borrower's obligations under this Section 6.05.

                  6.06. Maintenance of Properties and Leases. The Borrower and its Subsidiaries shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to their respective businesses, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                  6.07. Maintenance of Permits and Franchises. The Borrower and its Subsidiaries shall maintain in full force and effect all franchises, permits and other authorizations necessary for the ownership and operation of their respective properties and business if the failure so to maintain the same, individually or in the aggregate, would constitute a Material Adverse Change.

                  6.08. Visitation Rights. The Borrower shall permit, and shall cause its Subsidiaries to permit, any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of the properties of the Borrower, or a Subsidiary of the Borrower, and to examine and make excerpts from its books and records and discuss its respective business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower, or the Subsidiary of the Borrower, as the case may be, and the Agent with reasonable notice prior to any visit or inspection and that only the Agent and its authorized employees or representatives are permitted to conduct audits.

                  6.09. Keeping of Records and Books of Account. The Borrower, and its Subsidiaries, shall maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower and its Subsidiaries, and in which full, true and correct entries shall be made in all material respects of all their respective dealings and business and financial affairs.

                  6.10. Plans and Benefit Arrangements. The Borrower shall, and shall cause each member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  6.11. Compliance with Laws. The Borrower and its Subsidiaries shall comply with all applicable Laws (other than Environmental Laws) in all respects, provided that they shall not be deemed to be a violation of this
Section 6.11 if any failure to comply with any Law would not result in fines, penalties, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                  6.12. Use of Proceeds. The Borrower will use the proceeds of the Loans only for lawful purposes in accordance with Section 2.16 hereof as applicable and such uses shall not contravene any applicable Law or any other provision hereof. The Borrower will permit the use of the Letters of Credit only for lawful purposes in accordance with Section 2.17 hereof as applicable, and such uses shall not contravene any applicable Law or any other provision hereof. The Borrower and its Subsidiaries shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                  6.13. Environmental Laws.

                           (i) The Borrower and its Subsidiaries shall comply in
all material respects, subject to the disclosure set forth in Schedule 4.20, with all Environmental Laws and shall obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws;

                           (ii) The Borrower and its Subsidiaries shall conduct
and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Official Bodies respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate and lawful proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, required by GAAP shall have been made; and

                           (iii) The Borrower shall defend, indemnify and hold
harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of any Official Bodies related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

                  6.14. Senior Debt Status. The obligations of the Borrower under this Agreement and the Notes will rank at least pari passu in priority of payment with all other Indebtedness of the Borrower except Indebtedness of the Borrower to the extent secured by Permitted Liens. The obligations of a Subsidiary Guarantor under the Subsidiary Guaranty, executed by it will rank at least pari passu in priority of payment with all other Indebtedness of such Subsidiary Guarantor except Indebtedness of such Subsidiary Guarantor to the extent secured by Permitted Liens.


                                   ARTICLE VII
                               NEGATIVE COVENANTS

                  The Borrower covenants and agrees that, until payment in full of the Loans and interest thereon, payment in full of all Letter of Credit reimbursement obligations and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of the Revolving Credit Commitments, and the expiration and cancellation of all Letters of Credit issued hereunder, the Borrower shall comply, or cause the compliance, with the negative covenants set forth in this Article VII.

                  7.01. Indebtedness. The Borrower and its Subsidiaries shall not on a consolidated basis at any time, create, incur, assume or suffer to exist any Indebtedness (including Indebtedness secured by Permitted Liens), except:

                           (i) Indebtedness under the Loan Documents;

                           (ii) Existing Indebtedness as set forth on Schedule
7.01 hereto (including any extensions or renewals thereof provided there is no increase in the amount thereof or other significant change in the terms thereof);

                           (iii) Indebtedness of a Subsidiary of the Borrower to
the Borrower or to another Subsidiary of the Borrower or the Indebtedness of the Borrower to a Subsidiary of the Borrower; provided that at no time shall Indebtedness of the Borrower or a Subsidiary of the Borrower to a Subsidiary of the Borrower, or Subsidiaries of the Borrower, organized or domiciled outside the United States of America, exceed in the aggregate at any one time $47,000,000;

                           (iv) Indebtedness with respect to foreign exchange
hedging transactions entered into in the ordinary course of business to manage foreign currency risk for the Borrower and/or one or more of its Subsidiaries;

                           (v) Indebtedness incurred pursuant to Interest Hedge
Agreements with a Lender or an Affiliate of a Lender; and

                           (vi) Other Indebtedness of the Borrower not covered
by items (i) through (v) above, provided that the aggregate amount of such Indebtedness permitted by this item (vi) shall not exceed $50,000,000 at any one time outstanding.

                  7.02. Liens. The Borrower and its Subsidiaries shall not at any time create, incur, assume or suffer to exist any Lien on any of their respective property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  7.03. Loans, Acquisitions and Investments. The Borrower and its Subsidiaries shall not at any time make any loan or advance to, or purchase or otherwise acquire any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or other equity interest in, or assets of, or any other investment or interest in, or make any capital contribution to, any other Person, or agree to or become liable to do any of the foregoing, except for:

                           (i) trade credit extended on usual and customary
terms in the ordinary course of business;

                           (ii) fixed assets, equipment or Inventory acquired in
the ordinary course of business;

                           (iii) loans and advances to employees to meet
expenses incurred by such employees in the ordinary course of business, including without limitation relocation expenses;

                           (iv) Cash Equivalents;

                           (v) investments, capital contributions and advances
by the Borrower in existence as of the date hereof, which investments, capital contributions and advances are set forth on Schedule 7.03 hereof;

                           (vi) investments and capital contributions by the
Borrower in, and loans and advances by Borrower to, a third Person so long as
(A) such third Person is engaged in business activities that are substantially similar to the business activities of the Borrower and its Subsidiaries, (B) after giving effect to each such investment or capital contribution the Borrower shall not have caused a violation of any of the Loan Documents, (C) the lesser of the Revolving Credit Commitments and the then applicable Borrowing Base shall exceed Total Utilization by at least $10,000,000 immediately prior to and following any such investment or capital contribution, and (D) prior to the completion of each such investment or capital contribution, the Borrower shall have provided the Agent with a certificate stating that (i) such investment or capital contribution will not violate any covenants of this Agreement and (ii) after giving effect to such investment or capital contribution, the leverage ratio set forth in item (iii) of Section 7.12 hereof shall not exceed 2.00 to 1.00; provided that this requirement shall not be deemed to otherwise alter the requirements of item (iii) of Section 7.12;

                           (vii) loans, advances and capital contributions by a
Subsidiary of the Borrower to the Borrower or any of the Borrower's other Subsidiaries or loans, advances and capital contributions by the Borrower to any of its Subsidiaries; and

                           (viii) the Borrower or any Subsidiary may acquire the
assets or voting securities of any other Person provided that (A) at the time of such acquisition no Default or Event of Default shall have occurred and be continuing or be caused by such acquisition, (B) the acquired Person, if any, shall become a Subsidiary Guarantor simultaneously with such acquisition and shall execute all Loan Documents required of a Subsidiary Guarantor, (C) the board of directors or other equivalent governing body of such acquired Person shall have approved such acquisition and, if the Borrower shall use any portion of the Loans to fund such acquisition, the Borrower also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent governing body) of such Person for such acquisition, (D) the lesser of the Revolving Credit Commitments and the then applicable Borrowing Base shall exceed Total Utilization by at least $10,000,000 immediately prior to and following any such acquisition, and (E) prior to the completion of each such acquisition, the Borrower shall have provided the Agent with a certificate stating that (i) such acquisition will not violate any covenants of this Agreement and (ii) after giving effect to such acquisition, the leverage ratio set forth in item (iii) of Section 7.12 hereof shall not exceed 2.00 to 1.00; provided that this requirement shall not be deemed to otherwise alter the requirements of item (iii) of Section 7.12.

                  7.04. Liquidations, Mergers and Consolidations. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, dissolve, liquidate or wind-up its affairs, or become a party to any merger, consolidation or other business combination, whether accounted for under GAAP as a purchase or a pooling of interests and regardless of whether the value of the consideration paid or received is comprised of cash, common or preferred stock or other equity interests, or other assets, or sell, lease, transfer, or otherwise dispose of all or substantially all of its assets, provided that:

                           (i) any Subsidiary of Borrower may consolidate or
merge into the Borrower or another Subsidiary of the Borrower;

                           (ii) any Subsidiary of the Borrower may sell, lease,
transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary of the Borrower; and

                           (iii) the Borrower or any Subsidiary may consolidate
or merge with any Person, provided that (A) such Person must be engaged in businesses in the non-ferrous, corrosion resistant engineered products segment,
(B) if the Borrower is a party to such merger or consolidation, the Borrower is the surviving Person, (C) at the time of the consolidation or merger no Default or Event of Default shall have occurred and be continuing or be caused by such consolidation or merger, (D) the surviving Person, if not the Borrower, shall become a Subsidiary Guarantor, (E) the consolidation or merger shall not be contested by such Person or the holders of its equity securities and shall be approved by such Person's board of directors or other governing body and, if the Borrower shall use any portion of the Loans to fund such consolidation or merger, the Borrower also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent governing body) of such Person for such consolidation or merger, (F) the lesser of the Revolving Credit Commitments or the then applicable Borrowing Base shall exceed Total Utilization by at least $10,000,000 immediately prior to and following such merger or consolidation, and (G) the Borrower shall have provided the Agent with a certificate stating that (i) such merger or consolidation will not violate any covenants of this Agreement and (ii) after giving effect to such merger or consolidation, the leverage ratio set forth in item (iii) of Section 7.12 hereof shall not exceed 2.00 to 1.00; provided that this requirement shall not be deemed to otherwise alter the requirements of item (iii) of Section 7.12.

                  7.05. Dispositions of Assets or Subsidiaries. Excluding the payment of cash as consideration for assets purchased by, or services rendered to, the Borrower or any Subsidiary, neither the Borrower nor any of its Subsidiaries shall sell, convey, assign, lease, or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of Receivables, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares or beneficial interests or partnership interests in Subsidiaries), except:

                           (i) any sale, transfer or disposition of surplus,
obsolete or worn out assets of the Borrower or a Subsidiary;

                           (ii) any sale, transfer or lease of Inventory by the
Borrower or any Subsidiary of the Borrower in the ordinary course of business;

                           (iii) any sale, transfer or lease of assets by any
Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower or by the Borrower to any Subsidiary of the Borrower; or

                           (iv) any sale, transfer or lease of assets, other
than those specifically excepted pursuant to clauses (i) through (iii) above, which in any one sale, transfer or lease of assets, or in any number of sales, transfers or leases of assets occurring in any consecutive twelve month period, involves the sale, transfer or lease of assets having a book value of not more than $25,000,000 (measured with respect to a series of sales, transfers or leases of assets on the day of the first sale).

                  7.06. Affiliate Transactions. Except as set forth on Schedule
4.02 and as set forth on Schedule 7.06, neither the Borrower nor any Subsidiary of the Borrower shall enter into or carry out any material transaction (including, without limitation, purchasing property or services or selling property or services) with an Affiliate unless such transaction is not otherwise prohibited by this Agreement or the other Loan Documents, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

                  7.07. Subsidiaries, Partnerships and Joint Ventures. Except as permitted by Section 7.03, (i) neither the Borrower nor any Subsidiary of the Borrower shall own or create any Subsidiaries other than those listed in
Schedule 4.03 or 7.03; and (ii) neither the Borrower nor any Subsidiary of the Borrower shall become or agree to become a general partner in any general or limited partnership or a joint venturer in any joint venture, without the consent of the Required Lenders, such consent not to be unreasonably withheld.

                  7.08. Continuation of or Change in Business. Neither the Borrower nor any Subsidiary of the Borrower shall engage in any business other than the business activities of such Persons substantially as conducted and operated by the Borrower and its Subsidiaries on the Closing Date, and the Borrower shall not permit any material change in such business.

                  7.09. Plans and Benefit Arrangements. The Borrower shall not, and shall not permit any member of the ERISA Group to:

                           (i) fail to satisfy the minimum funding requirements
of ERISA and the Internal Revenue Code with respect to any Plan;

                           (ii) request a minimum funding waiver from the
Internal Revenue Service with respect to any Plan;

                           (iii) engage in a Prohibited Transaction with any
Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                           (iv) fail to make when due any contribution to any
Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                           (v) withdraw (completely or partially) from any
Multiemployer Plan or be deemed under Section 4062(e) of ERISA to withdraw from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                           (vi) terminate, or institute proceedings to
terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                           (vii) make any amendment to any Plan with respect to
which security is required under Section 307 of ERISA; or

                           (viii) fail to give any and all notices and make all
disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                  7.10. Fiscal Year. Neither the Borrower nor any Subsidiary of the Borrower shall change its Fiscal Year from a period beginning January 1 and ending on the immediately succeeding December 31.

                  7.11. Changes in Organizational Documents. The Borrower shall not, and shall not permit any Subsidiary Guarantor of Borrower to, amend in any respect its certificate or articles of incorporation without providing at least thirty (30) calendar days' prior written notice to the Agent and the Lenders and, in the event such change would be materially adverse to the Lenders as determined by the Agent in its sole but reasonable discretion, obtaining the prior written consent of the Required Lenders.

                  7.12. Financial Covenants.

                           (i) Minimum Consolidated Tangible Net Worth. The
Borrower will not at any time permit its Consolidated Tangible Net Worth to be less than an amount equal to the sum of (i) $231,915,700 (being 85% of the Consolidated Tangible Net Worth as of December 31, 2001), plus (ii) 50% of the positive net income for each Fiscal Quarter ending after December 31, 2001 of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied, plus (iii) an amount equal to 75% of all increases to equity from the issuance by the Borrower after December 31, 2001 of further equity securities or other equity capital investments.


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

                           (ii) Interest Coverage. As of the last day of each
Fiscal Quarter, the Borrower shall not permit its ratio, measured on a rolling four Fiscal Quarter basis, of Consolidated EBIT to Consolidated Interest Expense to be less than 2.5 to 1.0.

                           (iii) Leverage Ratio. As of the last day of each
Fiscal Quarter, the Borrower shall not permit its Consolidated Total Indebtedness to Consolidated EBITDA Ratio to exceed 3.0 to 1.0.

                  7.13. Operating Leases. The Borrower and its Subsidiaries may not incur operating leases which in the aggregate require rental payments in a Fiscal Year to exceed $5,000,000.

                  7.14. Limitation on Negative Pledge Clauses. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement with any Person (other than the Lenders pursuant hereto) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                                  ARTICLE VIII
                                     DEFAULT

                  8.01. Events of Default. An "Event of Default" shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                           (a) (i) The Borrower shall fail to pay any principal
of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity, whether by acceleration or otherwise) when due, or (ii) the Borrower shall fail to pay any Unreimbursed L/C Draw when due, or (iii) the Borrower shall fail to pay any interest on any Loan, any Unreimbursed L/C Draw, any Fee, or any other amount owing hereunder or under any other Loan Documents after such interest, Fee or other amount becomes due in accordance with the terms hereof or thereof and such failure shall continue for a period of five (5) days;

                           (b) Any representation or warranty made at any time
by the Borrower herein or in any other Loan Document or by a Subsidiary Guarantor in any Loan Document executed by such Subsidiary Guarantor, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                           (c) The Borrower shall default in the observance or
performance of any covenant contained in Sections 6.13 or 6.14 or Article VII hereof;

                           (d) The Borrower shall default in the observance or
performance of any other covenant, condition or provision hereof, or of any other Loan Document and, if remediable, such default shall continue unremedied for a period of thirty (30) days after any officer of the Borrower becomes aware of the occurrence thereof; or a Subsidiary Guarantor shall


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

default in the observance or performance of any other covenant, condition or provision contained in a Subsidiary Guaranty or any other Loan Document executed by such Subsidiary Guarantor, and, if remediable, such default shall continue unremedied for a period of sixty (60) days after any officer of such Subsidiary Guarantor becomes aware of the occurrence thereof;

                           (e) A default or event of default shall occur at any
time under the terms of any agreements involving Indebtedness under which the Borrower or any Subsidiary of the Borrower may be obligated as borrower, guarantor or otherwise in excess of One Million Dollars ($1,000,000 ) in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default causes the acceleration of any such Indebtedness or such breach or default permits the acceleration of any Indebtedness;

                           (f) Any judgments or orders for the payment of money
in excess of One Million Dollars ($1,000,000 ) in the aggregate shall be entered against the Borrower or any of its Subsidiaries, by a court having jurisdiction in the premises which judgments are not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the respective date of entry;

                           (g) Any of the Loan Documents shall cease to be
legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof (except to the extent that enforceability of any of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance) or shall in any way be terminated (except in accordance with terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby in all material respects;

                           (h) A notice of lien, levy or assessment in excess of
One Million Dollars ($1,000,000) in the aggregate is filed of record with respect to all or any part of the assets of the Borrower or a Subsidiary Guarantor by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or if any taxes or debts in excess of One Million Dollars ($1,000,000) owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable, or if such notice is filed or such payment is not so made, unless the Borrower or such Subsidiary Guarantor (i) contests such lien, assessment, tax or debt in good faith by appropriate and lawful proceedings diligently conducted but only so long as such proceedings could not subject the Agent, the Lenders or the L/C Issuer to any criminal penalties, (ii) establishes such reserves or other appropriate provisions, if any, as shall be required by GAAP and (iii) pays such Lien, assessment, tax or debt in accordance with the terms of any final judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

                           (i) The Borrower or a Subsidiary Guarantor ceases to
be Solvent or admits in writing its inability to pay debts as they mature;

                           (j) Any of the following occurs: (i) any Reportable
Event, which constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan and, in the case of the occurrence of (i),
(ii), (iii) or (iv) of this Section 8.01(j), the amount of Borrower's liability or the liability of the other members of the ERISA Group is likely to exceed five percent (5%) of the Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any member of the ERISA Group shall withdraw (or shall be treated under Section 4062(e) of ERISA as having withdrawn) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                           (k) The Borrower or a Subsidiary Guarantor is
enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not stayed or dismissed within thirty (30) days after the entry thereof;

                           (1) (i) any person or group of persons (within the
meaning of Sections 13(g) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 50% or more of the voting capital stock of the Borrower;

                                    (ii) within a period of twelve (12)
consecutive months, individuals who were directors of the Borrower on the first day of such period and/or individuals who become directors of the Borrower pursuant to a nomination or election that was recommended or approved by the individuals who were directors on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or

                                    (iii) the Borrower or a Subsidiary shall own
less than 80% of the voting capital stock or voting partnership or other equity interest of any Subsidiary Guarantor;

                           (m) A proceeding shall have been instituted in a
court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower, or a Subsidiary Guarantor, in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower, or a Subsidiary Guarantor, for any substantial part of such Person's property, or for the winding-up or liquidation of such Person's affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;

                           (n) The Borrower, or a Subsidiary Guarantor, shall
commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay debts as they become due, or shall take any action in furtherance of any of the foregoing;

                           (o) any of the Loan Documents shall cease to be in
full force and effect or shall be declared to be null and void by a court of competent jurisdiction; or

                           (p) any garnishment proceeding concerning a sum in
excess of One Million Dollars ($1,000,000) shall be instituted by attachment, levy or otherwise, against any deposit account maintained by the Borrower or a Subsidiary Guarantor with any Lender.

                  8.02. Consequences of Event of Default.

                           (a) If an Event of Default specified in any of items
(a) through (1) or item (o) or (p) of Section 8.01 hereof shall occur and be continuing, the Lenders shall be under no further obligation to make Loans hereunder, the L/C Issuer shall be under no further obligation to issue or amend Letters of Credit hereunder and the Agent may, and upon the request of the Required Lenders shall, by written notice to the Borrower, terminate the Revolving Credit Commitment and declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders, the Agent and the L/C Issuer hereunder and under the other Loan Documents to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender, the Agent and the L/C Issuer without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

                           (b) If any Event of Default specified in item (m) or
(n) of Section 8.01 hereof shall occur, the Lenders shall be under no further obligations to make Loans hereunder, the L/C Issuer shall be under no further obligation to issue or amend Letters of Credit hereunder, the Revolving Credit Commitment shall be terminated and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other

Indebtedness of the Borrower to the Lenders, the Agent and the L/C Issuer hereunder and under the other Loan Documents shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; further, during the thirty (30) day period referred to in item (m) the Lenders shall be under no further obligation to make Loans and the L/C Issuer shall be under no further obligation to issue or amend Letters of Credit hereunder; and

                           (c) If an Event of Default shall occur and be
continuing, any Lender, the Agent or the L/C Issuer to whom any obligation is owed by the Borrower hereunder or under any other Loan Document, of such Lender, Agent or L/C Issuer and any branch, subsidiary or affiliate of such Lender, Agent or L/C Issuer anywhere in the world shall each have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other obligations of the Borrower hereunder or under any other Loan Document, any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Lender, the Agent or the L/C Issuer or by such branch, subsidiary or affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with such Lender, the Agent or the L/C Issuer or such branch, subsidiary or affiliate. Such right shall exist in each case whether or not any Lender, the Agent or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any other security, right or remedy available to any Lender, the Agent or the L/C Issuer; and

                           (d) In addition to all of the rights and remedies
contained in this Agreement or in any of the other Loan Documents, the Agent, the L/C Issuer and the Lenders shall have all of the rights and remedies of a creditor under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent, the L/C Issuer and the Lenders under the Loan Documents or applicable Law; and

                           (e) Upon the occurrence of any Event of Default
described in the foregoing Sections 8.01(m) or (n) or upon the declaration by the Required Lenders of any other Event of Default and the termination of the Revolving Credit Commitments, the obligation of the L/C Issuer to issue or amend Letters of Credit shall terminate, the L/C Issuer or the Agent may provide written demand to any beneficiary of a Letter of Credit to present a draft against such Letter of Credit, and an amount equal to the maximum amount which may at any time be drawn under the Letters of Credit then outstanding (whether or not any beneficiary of such Letters of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under the Letters of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower; provided that the foregoing shall not affect in any way the obligations of the Lenders to purchase from the L/C Issuer participations in the unreimbursed amount of any drawings under the Letters of Credit as provided in Section 2.17(c). So long as the Letters of Credit shall remain outstanding, any amounts declared due pursuant to this Section 8.02(e) with respect to the outstanding Letters of Credit when received by the Agent shall be deposited and held by the Agent in an interest bearing account denominated in the name of the Agent for the benefit of the Agent, the Lenders and the L/C Issuer over which the Agent shall have sole dominion and control of withdrawals (the "Cash Collateral Account") as cash collateral for the obligation of the Borrower to reimburse the L/C Issuer in the event of any drawing under the Letters of Credit and upon any drawing under such Letters of Credit in respect of which the Agent has deposited in the Cash Collateral Account any amounts declared due pursuant to this Section 8.02(e), the Agent shall apply such amounts held by the Agent to reimburse the L/C Issuer for the amount of such drawing. In the event that any Letter of Credit in respect of which the Agent has deposited in the Cash Collateral Account any amounts described above is cancelled or expires or in the event of any reduction in the maximum amount available at any time for drawing under the Letters of Credit outstanding, the Agent shall apply the amount then in the Cash Collateral Account designated to reimburse the L/C Issuer for any drawings under the Letters of Credit less the maximum amount available at any time for drawing under the Letters of Credit outstanding immediately after such cancellation, expiration or reduction, if any, to the payment in full of the outstanding Lender Obligations, and second, to the payment of any excess, to the Borrower.


                                   ARTICLE IX
                                   THE AGENTS

                  9.01. Appointment and Grant of Authority. Each of the Lenders and the L/C Issuer hereby appoints PNC Bank, National Association, and PNC Bank, National Association, hereby agrees to act, as the Agent under this Agreement and the other Loan Documents. Each of the Lenders and the L/C Issuer hereby appoints each of US Bank National City Bank of Pennsylvania and LaSalle Bank National Association, as Documentation Agents hereunder. The Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to it by the terms hereof or thereof, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders and the L/C Issuer, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

                  9.02. Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of duties as the Agent hereunder) and, subject to Sections 9.07 and 10.03 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants, or other experts concerning all matters pertaining to duties hereunder and to rely upon any advice so obtained.

                  9.03. Reliance by Agent on Lenders for Funding. Unless the Agent shall have received notice from a Lender prior to any Borrowing Date that such Lender will not make available to the Agent such Lender's portion of net disbursements of Loans, the Agent may assume that such Lender has made such portion available to the Agent and the Agent may, in reliance upon such assumption, make Loans to the Borrower. If and to the extent that such

Lender has not made such portion available to the Agent on or prior to any Borrowing Date, such Lender and the Borrower severally agree to repay to the Agent immediately upon demand, in immediately available funds, such unpaid amount, together with interest thereon for each day from the applicable Borrowing Date until such amount is repaid to the Agent, at (i) in the case of the Borrower, at the rate of interest then in effect for such Loan and (ii) in the case of such Lender, at the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute a Loan made by such Lender for purposes of this Agreement. The failure by any Lender to pay its portion of a Revolving Credit Loan made by the Agent shall not relieve any other Lender of the obligation to pay its portion of net disbursements of Revolving Credit Loans on any Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make its net share of Revolving Credit Loans to be made by such other Lender on such Borrowing Date.

                  9.04. Non-Reliance on Agents. Each Lender and the L/C Issuer agree that (i) it has, independently and without reliance on the Agent or the Documentation Agents, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and (ii) that it will, independently and without reliance upon the Agent or the Documentation Agents, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein or under any other Loan Document, neither the Agent nor any Documentation Agent shall have any duty to keep the Lenders or the L/C Issuer informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any of its Subsidiaries. The Agent and the Documentation Agents, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender or the L/C Issuer for their failure to relay or furnish to the Lender any information.

                  9.05. Responsibility of Agents and Other Matters.

                           (a) Ministerial Nature of Duties. As between the
Lenders, the L/C Issuer and itself, the Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article IX. The duties of the Agent shall be ministerial and administrative in nature. The Documentation Agents shall have no duties as agents hereunder.

                           (b) Limitation of Liability. As between the Lenders,
the L/C Issuer, the Agent and the Documentation Agents, neither the Agent nor either Documentation Agent nor any of their respective directors, officers, employees or agents shall be liable, in the absence of gross negligence or willful misconduct, for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith. Without limiting the foregoing, neither the Agent nor either Documentation Agent nor any of their representative directors, officers, employees or its agents, shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectability of any amounts owed by the Borrower to the Agent, the Documentation Agents, the Lenders or the L/C Issuer, (iii) the truthfulness of any recitals or statements or representations or warranties made to the Agent, the Documentation Agents or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, telex, teletype, telecopy, bank wire, cable, or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets or liabilities or financial condition or results of operations or business or creditworthiness of the Borrower or any of its Subsidiaries.

                           (c) Reliance. The Agent shall be entitled to act, and
shall be fully protected in acting upon, any telegram, telex, teletype, telecopy, bank wire or cable or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employee agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower.

                           (d) Copies of Notices. The Agent hereby undertakes to
promptly deliver to the Lenders copies of financial statements, written reports and other written notices received by the Agent from the Borrower pursuant to Sections 6.02, 6.03 or 6.05 hereof.

                  9.06. Actions in Discretion of Agent; Instructions from the Lenders. The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein or under any Loan Documents, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders and the L/C Issuer, subject to Section 9.05(b) hereof. Subject to the provisions of Section 9.05(b), no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

                  9.07. Indemnification. To the extent the Borrower does not reimburse and save harmless the Agent or the Documentation Agents according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements, shall be borne by the Lenders ratably in accordance with respective Lender's

Ratable Share. Each Lender hereby agrees on such basis (i) to reimburse the Agent and the Documentation Agents for such Lender's Ratable Share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's Ratable Share, to indemnify and save harmless the Agent and the Documentation Agents against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent and the Documentation Agents, other than as a consequence of gross negligence or willful misconduct on the part of the Agent and the Documentation Agents, arising out of or in connection with this Agreement, the other Loan Documents or any other agreement, instrument or document in connection herewith or therewith, or any request of the Required Lenders, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability related to the exercise or performance of any of its powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents delivered in connection herewith or the taking of any action under or in connection with any of the foregoing.

                  9.08. Agents' Rights as Lenders. With respect to the Revolving Credit Commitment of the Agent and the Documentation Agents as Lenders hereunder, any Loans of the Agent or the Documentation Agents under this Agreement, the Agent's and the Documentation Agents' Ratable Share of any Unreimbursed L/C Draws, the participation as a Lender, and as to PNC Bank, as the L/C Issuer under this Agreement the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto, and the issuance of any Letter of Credit under the terms hereof, the Agent and the Documentation Agents shall have the same rights and powers, duties and obligations under this Agreement, the other Loan Documents or any other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent, as the case may be. The Agent and the Documentation Agents may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower or any of its Subsidiaries.

                  9.09. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default".

                  9.10. Payment to Lenders. Except as otherwise set forth in
Section 9.03 hereof, promptly after receipt from the Borrower of any principal repayment of the Revolving Credit Loans or any Unreimbursed L/C Draw, interest due on the Revolving Credit Loans or any Unreimbursed L/C Draws, and any Fees (other than the underwriting fee and the administration fee paid to the Agent and the L/C Fronting Fee paid to the L/C Issuer) or other amounts due under any of the Loan Documents, the Agent shall distribute to each Lender that Lender's Ratable Share of the funds so received except that funds received from the Borrower or a Subsidiary Guarantor to reimburse the L/C Issuer for drawings on Letters of Credit (other than a Lender's Ratable Share of such reimbursement payment to the extent such Lender has complied fully with any funding obligations under Section 2.17(g) hereof) or to fund any risk participant in the Letters of Credit or to pay the L/C Fronting Fee shall be paid solely for the account of L/C

Issuer. If the Agent fails to distribute collected funds received by 2:00 P.M. on any Business Day by 3:00 P.M. of such Business Day or collected funds received after 2:00 P.M. on any Business Day by 3:00 P.M. the next Business Day the funds shall bear interest until distributed at the Federal Funds Effective Rate. The Agent agrees to make its best efforts to provide telephonic notice to each Lender that it is in receipt of funds from the Borrower and the day on which it will commence a wire transfer of such Lender's share of such funds.

                  9.11. Holders of Notes. The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  9.12. Equalization of Lenders. Each borrowing and each payment or prepayment by, or for the account of, the Borrower with respect to principal, interest, Fees, or other amounts due from the Borrower hereunder to the Lenders with respect to the Revolving Credit Loans, shall (except as provided in Section 2.10, 2.12, 2.17(b) or 9.03 hereof) be made in proportion to the Revolving Credit Loans outstanding from each Lender or, if no such Revolving Credit Loans are then outstanding, in proportion to the Ratable Share of each Lender. Each payment of Unreimbursed L/C Draws shall be made for the account of the L/C Issuer. The Lenders agree among themselves that, with respect to all amounts received by any Lender (in its capacity solely as a Lender) or any such holder for application on any obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interest in payments under the Notes, except as otherwise expressly provided herein. The Lenders or any such holder receiving any such amount shall purchase for cash, from each of the other Lenders, an interest in such Lender's Revolving Credit Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase.

                  9.13. Successor Agent. The Agent may resign as the Agent upon sixty (60) days' written notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint from among the Lenders a successor agent for the Lenders, during such 60-day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as agent hereunder and under the several documents, the forms of which are attached hereto as exhibits, or which are referred to herein. If at the end of such 60-day period the Lenders have not appointed such a successor, the Agent shall procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as agent for the Lenders hereunder and under the several documents, the forms of which are attached hereto as exhibits, or which are referred to herein.

Any such successor agent shall succeed to the rights, powers and duties of the Agent. Upon the appointment of such successor agent or upon the expiration of such 60-day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Article IX shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. A Documentation Agent may resign upon ten (10) days prior written notice to the Agent.

                  9.14. Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Revolving Credit Loans, fees or any other amounts due to the Lenders or the L/C Issuer under this Agreement. In the event an error in computing any amount payable to any Lender or the L/C Issuer is made, the Agent, the Borrower and each affected Person shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

                  9.15. Beneficiaries. Except as expressly provided herein, the provisions of this Article IX are solely for the benefit of the Agent, the Documentation Agents, the Lenders and the L/C Issuer, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                  9.16. Termination of Existing Bank Credit Agreements. It is the intent of the parties hereto that on the Closing Date the Borrower shall comply with each of items (i) through (xiv) inclusive of Section 6.2. Upon satisfaction of all of the provisions of Section 6.1 and Section 6.2 and the satisfaction of the terms of any applicable payoff letter delivered in connection with the Existing Credit Agreement, the Existing Credit Agreements shall be terminated.

                  9.17. Waiver of Consequential Damages. To the extent permitted by applicable law, the Borrower hereby waives its right to pursue any claim against the Agent, the Syndication Agents, the Lenders and each of their respective directors, officers, employees, attorneys, agents and Affiliates on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages).


                                    ARTICLE X
                               GENERAL PROVISIONS

                  10.01. Amendments and Waivers. The Required Lenders, or the Agent with the consent in writing of the Required Lenders, and the Borrower may, subject to the provisions of this Section 10.01, from time to time enter into written supplemental agreements to this Agreement and the other Loan Documents for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, the Agent or the obligor thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder or consenting to an action of any of the Borrower or any of its Subsidiaries, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Lenders:

                           (i) waive an Event of Default by the Borrower in any
payment of principal, interest, Fees or other amounts due hereunder and under any of the other Loan Documents, or otherwise postpone any schedule payment date of any of the foregoing;

                           (ii) reduce the interest rate relating to the
Revolving Credit Loans or change the definition of the terms Base Rate, Prime Rate, Applicable Euro-Rate Margin, Euro-Rate, Euro-Rate Interest Period, Euro-Rate Reserve Percentage or Federal Funds Effective Rate so as to decrease the interest rate relating to the Revolving Credit Loans;

                           (iii) change the Expiration Date;

                           (iv) reduce any Fee;

                           (v) change the definition of the term Required
Lenders; or

                           (vi) amend or waive the provisions of this Section
10.01.

provided, further, however, that no such supplemental agreement hereto shall increase any Lender's Revolving Credit Commitment without the consent of such Lender.

                  Any such supplemental agreement shall apply equally to each of the Lenders and the L/C Issuer and shall be binding upon the Borrower, the Lenders, the Agent and the Documentation Agents, all future holders of the Notes and all Participants. In the case of any waiver, the Borrower, the Lenders, the L/C Issuer, the Agent and the Documentation Agents shall be restored to former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

                  10.02. Taxes. The Borrower shall pay any and all stamp, document, transfer and recording taxes, filing fees and similar impositions payable or hereafter determined by the Agent, the Documentation Agents, the Lenders or the L/C Issuer to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents. The Borrower agrees to save the Agent, the Documentation Agents, the Lenders and the L/C Issuer harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions.

                  10.03. Costs and Expenses, etc.

                           (a) The Borrower shall:

                                    (i) pay or reimburse the Agent for all
reasonable out-of-pocket costs and expenses incurred by the Agent in connection with (A) the preparation, negotiation and execution of this Agreement, any other Loan Documents or any instrument or document prepared in connection herewith or therewith; (B) the completion of the Agent's "due diligence" permitted as a condition of the closing; (C) the syndication efforts of the Agent with respect to this Agreement and the commitments hereunder; and (D) the consummation of the transactions contemplated hereby and thereby (including, without limitation, in each case the reasonable fees and out-of-pocket expenses of the counsel to the Agent); and

                                    (ii) reimburse the Agent, the Documentation
Agents, the L/C Issuer and each Lender on demand for all reasonable out-of-pocket costs and expenses incurred by the Agent, the Documentation Agents, the L/C Issuer or such Lender in connection with the enforcement of or preservation of any of its rights, powers, interests or remedies under this Agreement or any other Loan Document (including, without limitation, in each case the reasonable fees and out-of-pocket expenses of the respective counsel to the Agent, the Documentation Agents, the L/C Issuer and each Lender).

                           (b) All of such costs, expenses and indemnities shall
be payable by the Borrower to the Agent, the Documentation Agents, the Lenders or the L/C Issuer as appropriate upon demand or as otherwise agreed upon by the Agent, the Documentation Agents, the Lenders or the L/C Issuer as appropriate and the Borrower, and shall constitute Lender Obligations under this Agreement.

                  10.04. Notices.

                           (a) Notice to the Borrower. All notices required to
be delivered to the Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service with all charges prepaid, telex, telegram, telecopier or other means of electronic data communication (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set froth in this Section 10.04) or by United States certified mail, postage prepaid:

                                    RTI International Metals, Inc.
                                    1000 Warren Avenue
                                    Niles, OH 44446
                                    Attention:    Lawrence W. Jacobs
                                                  Vice President, Chief
                                                  Financial Officer & Treasurer

                                    Telephone:    330-544-7700
                                    Telecopier:   330-544-7701


                                    With a copy to:

                                    Dawne S. Hickton, Esq.
                                    Vice President and General Counsel
                                    RTI International Metals, Inc.
                                    1000 Warren Avenue
                                    Niles, OH 44446

                                    Telephone:    330-544-7818
                                    Telecopier:   330-544-7701

                           (b) Notice to the Agent. All notices required to be
delivered to the Agent pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service with all charges prepaid, telex, telegram, telecopier or other means of electronic data communication (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set froth in this Section 10.04) or by United States certified mail, postage prepaid:

                                    PNC Bank, National Association
                                    Agency Services
                                    One PNC Plaza, 22nd Floor
                                    249 Fifth Avenue
                                    Pittsburgh, Pennsylvania 15222-2707

                                    Attention:    Lisa Pierce
                                                  Vice President
                                    Telephone:    412-762-6442
                                    Telecopier:   412-762-8672

                           (c) Notice to L/C Issuer. All notices required to be
sent to the L/C Issuer pursuant to this Agreement shall be in writing and shall be sent to the following address by hand delivery, recognized national overnight courier service with all charges prepaid, telex, telegram, telecopier or other means of electronic data communication (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set froth in this Section 10.04) or by United States certified mail, postage prepaid:

                                    PNC Bank, National Association
                                    Agency Services
                                    One PNC Plaza, 22nd Floor
                                    249 Fifth Avenue
                                    Pittsburgh, Pennsylvania 15222-2707
                                    Attention:       Lisa Pierce
                                                     Vice President
                                    Telephone:       412-762-6442
                                    Telecopier:      412-762-8672

                           (d) Notice to Lenders. All notices required to be
sent to the Lenders pursuant to this Agreement shall be in writing and shall be sent to the notice address of each Lender as set forth on Schedule 1.01 (a) hereto or such Lender's signature page to the Assignment and Assumption Agreement executed by it as a Purchasing Lender, as the case may be, by hand delivery, overnight courier service with all charges prepaid, telex, telegram, telecopier or other means of electronic data communication (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such notice on a site on the World Wide Web (a "Website Posting") if notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set froth in this Section 10.04) or other means of electronic data communication or by the United States mail, first class postage prepaid.

                  All such notices shall be effective:

                           (a) In the case of hand-delivery, when delivered;

                           (b) If given by mail, four days after such notice is
deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                           (c) In the case of a telephonic notice, when a party
is contacted by telephone, if delivery of such telephonic notice is confirmed no later than the next Business Day by hand-delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                           (d) In the case of a facsimile transmission, when
sent to the applicable party's facsimile machine's telephone number, if the party sending such notice receives confirmation of the delivery thereof from its own facsimile machine;

                           (e)In the case of electronic transmission, when
actually received;

                           (f) In the case of a Website Posting, upon delivery
of a notice of such posting (including the information necessary to access such site) by another means set froth in this Section 10.04; and

                           (g) If given by any other means (including by
overnight courier), when actually received.

                  The Borrower, the Lenders, the L/C Issuer and the Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                  10.05. Participation and Assignment.

                           (a) Sale of Participation.

                                    (i) Any Lender may, in the ordinary course
of its commercial lending business and in accordance with applicable law, and without the consent of the Borrower, at any time sell to one or more Participants (which Participants may be Affiliates of such Lender) Participations in the Revolving Credit Commitment of such Lender or any Revolving Credit Loan, the Note, or other interest of such Lender hereunder. In the event of any such sale of a Participation, such Lender's obligations under this Agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for its performance under this Agreement, such Lender shall remain the holder of the Note made payable to it for all purposes under this Agreement (including all voting rights hereunder) and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.

                                    (ii) As between a Participant and that
Participant's selling Lender only, the sole issues on which the Participant shall have a contractual right to vote are: (A) an increase in such Lender's Revolving Credit Commitment, (B) any change of the term Base Rate, Euro-Rate, Euro-Rate Reserve Percentage, or Applicable Euro-Rate Margin so as to decrease the interest rate relating to the Revolving Credit Loans, (C) extension of the term of either Revolving Credit Commitment, or (D) postponement of the scheduled payment of principal, interest or Fees due under any of the Loan Documents.

                           (b) Assignments. Subject to the remaining provisions
of this Section 10.05(b), any Lender may at any time, in the ordinary course of its commercial lending business, in accordance with applicable law, sell to one or more Purchasing Lenders (which Purchasing Lender may be affiliates of the Transferor Lender), all or a portion of its rights and obligations under this Agreement and the Note then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "F" and satisfactory to the Agent, executed by the

Transferor Lender, such Purchasing Lender, the Agent and the Borrower; subject, however to the following requirements:

                                    (i) The Agent and the Borrower must each
give its prior consent to any such assignment which consent shall not be unreasonably withheld; it being agreed that it shall not be deemed unreasonable for the Borrower to decline to consent to such assignment if (A) such assignment would result in incurrence of additional costs to the Borrower under Section 2.10, 2.11 or 2.12, or (B) the proposed assignee has not provided to the Borrower any tax forms received under Section 10.05(d); provided, however, no consent is required for the transfer by a Lender to its Affiliate so long as the conditions in clauses (A) and (B) immediately above are satisfied;

                                    (ii) Each such assignment must be in a
minimum amount of $5,000,000, or, if in excess of $5,000,000, in integral multiples of $1,000,000;

                                    (iii) each such assignment shall be of a
constant, and not a varying, percentage of the Transferor Lender's Revolving Credit Commitment outstanding Revolving Credit Loans and all other rights and obligations under this Agreement and the other Loan Documents; and

                                    (iv) The Transferor Lender shall pay to the
Agent, for its own Account, a fee of $3,500 for each such assignment (the "Assignment Fee").

                  Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, (i) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (ii) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement as a Lender. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Ratable Share arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Notes held by the Transferor Lender, new Notes to the order of such Purchasing Lender in an amount equal to the Revolving Credit Commitment assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new Notes to the order of the Transferor Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder.

                           (c) Assignment Register. The Agent shall maintain at
its address referred to in Section 10.04(b) a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Revolving Credit Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the

Agent, the Lender and the L/C Issuer may treat each Person whose name is recorded in the Register as the owner of the Revolving Credit Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (d) Withholding of Income Taxes. At least five (5)
Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Purchasing Lender or Participant, each Purchasing Lender or Participant that is not incorporated under the laws of the United States or a state thereof shall deliver to the Borrower and the Transferor Lender two duly completed copies of United States Internal Revenue Service Form W-9, 4224 or 1001 or other applicable form prescribed by the Internal Revenue Service. Such form shall certify that such Purchasing Lender or Participant is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or under United States Internal Revenue Service Form W-8, or another applicable form or a certificate of such Purchasing Lender or Participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Purchasing Lender or Participant which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and its Transferor Lender two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably required by the Borrower or its Transferor Lender, either certifying that such Purchasing Lender or Participant is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Borrower, in the case of a Purchasing Lender or Transferor Lender in the case of a Participant shall be entitled to withhold United States Federal income taxes at the full withholding rate, unless the Purchasing Lender or Participant as the case may be establishes an exemption, or at the applicable reduced rate, as established pursuant to this provisions of this Section 10.05(d).

                           (e) Assignments to Federal Reserve Bank. In addition
to the assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder or under the other Loan Documents.

                  10.06. Successors and Assigns.

                           (i) This Agreement shall be binding upon the Borrower
and the Agent, the Documentation Agent, the Lenders, the L/C Issuer and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Documentation Agents, the Lenders, the L/C Issuer and respective successors and assigns; provided, however, that the

Borrower shall not assign its rights or duties hereunder or under any of the other Loan Documents without the prior written consent of the Lenders.

                           (ii) Notwithstanding anything to the contrary
contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (A) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (B) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. Further, (A) all credit decisions relating to any such funding by the SPC shall be made by the Granting Lender for and on behalf of the SPC, (B) the SPC shall have no voting rights under any of the Loan Documents and (C) except for the payment of principal, interest and fees, if any, the Agent and the Documentation Agents shall be entitled to treat the Granting Lender as the Lender for all purposes hereunder as if the SPC had made no funding of any Loan. The funding of a Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

                  10.07. No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Agent, the Documentation Agents or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent, the Documentation Agents and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                  10.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  10.09. Indemnity. The Borrower hereby agrees to indemnify the Agent, the Documentation Agents, the Lenders, the L/C Issuer, and the directors, officers, employees, attorneys, agents and Affiliates or all of the foregoing (each of the foregoing an "Indemnified Person") against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any Indemnified Person (except those caused by such Indemnified Person's gross negligence or willful misconduct, ) arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Lender Obligations and any and all transactions related to or consummated in connection with the Lender Obligations, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Indemnified Person arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any Federal securities law or by any Official Body of any jurisdiction, or at common law or otherwise, that is alleged to arise out of or is based on (i) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Affiliate of the Borrower in any document or schedule filed with the Securities and Exchange Commission or any other Official Body, (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any actual or alleged acts, practices or omissions of the Borrower, any Subsidiary Guarantor, or any of their respective directors, officers, partners, employees, attorneys, agents or Affiliates, related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any Federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth in this
Section 10.9 shall be in addition to any other obligations or liabilities of the Borrower to the Agent, the Documentation Agents, the Lenders or the L/C Issuer, or at common law or otherwise. The provisions of this Section 10.9 shall survive the payment of the Lender Obligations and the termination of this Agreement and the other Loan Documents.

                  10.10. Confidentiality. The Agent, the Documentation Agents, the Lenders and the L/C Issuer shall keep confidential and not disclose to any Person, other than to their respective directors, officers, employees, Affiliates and agents, and to actual and potential Purchasing Lenders and Participants, all non-public information concerning the Borrower and the Borrower's Affiliates which comes into the possession of the Agent, the Documentation Agents, the Lenders or the L/C Issuer during the term hereof. Notwithstanding the foregoing, the Agent, the Documentation Agents, the Lenders and the L/C Issuer may disclose information concerning the Borrower (i) in accordance-with normal banking practices and the Agent's, such Documentation Agent's, such Lender's or the L/C Issuer's policies concerning disclosure of such information in connection with syndication or sales of Participations, subject to informing the recipient of such information of the duties of confidentiality hereunder, (ii) pursuant to what the Agent, such Documentation Agent, such Lender or the L/C Issuer believes to be the lawful requirements or request of any Official Body regulating banks or banking, (iii) as required by governmental regulation or rule, judicial process or subpoena; provided however, if permitted by law, the Agent, the Documentation Agents, or such Lender shall notify the Borrower and permit the Borrower, at the Borrower's cost, to contest such subpoena; and (iv) to their respective attorneys, accountants and auditors who have been informed of the confidentiality hereunder.

                  10.11. Survival. All representations, warranties, covenants and agreements of the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Notes and the Letters of Credit and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of all the Notes and the Lender Obligations is made. The obligations of the Borrower under Sections 6.13, 10.02 and 10.03 shall survive the termination of this Agreement and the discharge of the other obligations of the Borrower hereunder, and any other Loan Documents, and shall also survive the payment in full of all Lender Obligations, the termination of the Revolving Credit Commitment in accordance with the provisions of this Agreement and the termination or expiration of all Letters of Credit in accordance with their respective terms.

                  10.12. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

                  10.13. FORUM. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY MAY BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND THE PARTIES HERETO AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN SECTION 10.04, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY CLAIM THAT EITHER SUCH COURT LACKS PROPER VENUE OR ANY OBJECTION THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE BORROWER BY THE AGENT, THE DOCUMENTATION AGENTS, THE LENDERS OR THE L/C ISSUER CONCERNING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR PAYMENT TO THE LENDERS. THE BORROWER HEREBY ACKNOWLEDGES AND

AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION 10.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

                  10.14. Non-Business Days. Whenever any payment hereunder or under the Notes is due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case be included in computing interest in connection with such payment.

                  10.15. Integration. This Agreement and the other Loan Documents constitute the entire agreement between the parties relating to this financing transaction and they supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

                  10.16. Counterparts. This Agreement and any amendment hereto may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  10.17. Funding by Branch, Subsidiary or Affiliate.

                           (a) Notional Funding. Each Lender shall have the
right from time to time, without notice to the Borrower, to deem any branch, subsidiary or affiliate (which for the purposes of this Section 10.17 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Revolving Credit Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office) and as a result of such change the Borrower would not be under any greater financial obligation to such Lender hereunder, pursuant to Section 2.08, 2.10, 2.11 or 2.12 hereof than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to a Lender's actual methods of making, maintaining or funding the Revolving Credit Loans or any sources of funding actually used by or available to such Lender.

                           (b) Actual Funding. Each Lender shall have the right
from time to time to make or maintain any Revolving Credit Loan by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such Revolving Credit Loan subject to the last sentence of this Section 10.17(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Revolving Credit Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the

Revolving Credit Loans to the same extent as if such Revolving Credit Loans were made or maintained by such Lender but in no event shall any Lender's use of such a branch, subsidiary or affiliate to make or maintain any part of the Revolving Credit Loans hereunder cause such Lender or such branch, subsidiary or affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any such Lender (including, without limitation, any expenses incurred or payable pursuant to Section 2.08, 2.10,
2.11 or 2.12 hereof) which would otherwise not be incurred.

                  10.18. WAIVER OF JURY TRIAL. THE BORROWER, EACH LENDER, THE AGENT, THE DOCUMENTATION AGENTS AND THE L/C ISSUER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, THE LENDERS, THE AGENT, THE DOCUMENTATION AGENTS, THE L/C ISSUER OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Revolving Credit and Letter of Credit Issuance Agreement to be executed by their respective duly authorized officers as of the date first written above.


ATTEST/WITNESS:                       RTI INTERNATIONAL METALS, INC.,
                                      an Ohio corporation


By:                                   By:                                 (SEAL)
   ----------------------------          ---------------------------------
Name:                                 Name:  Lawrence W. Jacobs
Title:                                Title:    Vice President, Chief Financial
                                                Officer and Treasurer


                                      PNC BANK, NATIONAL ASSOCIATION,
                                      in its capacities as Agent and L/C Issuer and as a Lender


                                      By:                                 (SEAL)
                                         ---------------------------------
                                      Name:
                                      Title:


                                      U.S. BANK, in its capacity as
                                      Documentation Agent and as a Lender


                                      By:                                 (SEAL)
                                         ---------------------------------
                                      Name:
                                      Title:


                                      NATIONAL CITY BANK OF PENNSYLVANIA,
                                      in its capacity as Documentation Agent and as a Lender


                                      By:                                 (SEAL)
                                         ---------------------------------
                                      Name:
                                      Title:

                                      LaSALLE BANK NATIONAL ASSOCIATION, in
                                      its capacity as Documentation Agent and as a Lender


                                      By:                                 (SEAL)
                                         ---------------------------------
                                      Name:
                                      Title:


                                      CITIZENS BANK OF PENNSYLVANIA


                                      By:                                 (SEAL)
                                         ---------------------------------
                                      Name:
                                      Title:


                                      COMERICA BANK


                                      By:                                 (SEAL)
                                         ---------------------------------
                                      Name:
                                      Title:


                                      FLEET NATIONAL BANK


                                      By:                                 (SEAL)
                                         ---------------------------------
                                      Name:
                                      Title:

                                      FIFTH THIRD BANK


                                      By:                                 (SEAL)
                                         ---------------------------------
                                      Name:
                                      Title:

                                      HSBC BANK USA


                                      By:                                 (SEAL)
                                         ---------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT "A"

                          FORM OF REVOLVING CREDIT NOTE


                                  SEE ATTACHED

                                   EXHIBIT "B"

                             FORM OF SWINGLINE NOTE


                                  SEE ATTACHED

                                   EXHIBIT "C"

                       FORM OF BORROWING BASE CERTIFICATE


                                  SEE ATTACHED

                                   EXHIBIT "D"

             FORM OF APPLICATION AND AGREEMENT FOR LETTER OF CREDIT


                                  SEE ATTACHED

                                   EXHIBIT "E"

                              FORM OF LOAN REQUEST


                                  SEE ATTACHED

                                   EXHIBIT "F"

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                                  SEE ATTACHED

                                   EXHIBIT "G"

                         FORM OF COMPLIANCE CERTIFICATE


                                  SEE ATTACHED

                                   EXHIBIT "H"

                           FORM OF OPINION OF COUNSEL


                                  SEE ATTACHED

                                   EXHIBIT "I"

                           FORM OF SUBSIDIARY GUARANTY


                                  SEE ATTACHED

                                   EXHIBIT "J"

                            FORM OF LANDLORD'S WAIVER


                                  SEE ATTACHED

                                SCHEDULE 1.01(a)

                      LENDERS; REVOLVING CREDIT COMMITMENTS


                                               Amount of
                                                Revolving
Lender                                       Credit Commitment
------                                       -----------------
Name:    PNC Bank, National                 Commitment                      $17,000,000
         Association                        Ratable Share:  17%

Notice Address:
Agency Services
One PNC Plaza, 22nd Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention:        David B. Gookin
Telephone:        412-762-4815
Telecopier:       412-305-3232

Name:    U.S. Bank, N.A.                    Commitment                      $13,000,000
                                            Ratable Share:  13%

Notice Address:
1350 Euclid Avenue, 8th Floor
Mail Location: CL-RN-REN
Cleveland, OH 44115
Attention:        David Dannemiller
Telephone:        216-623-9233
Telecopier:       216-623-9208

Name:    National City Bank                 Commitment                     $13,000,000
         of Pennsylvania                    Ratable Share:  13%

Notice Address:
Corporate Banking
20 Stanwix Center  IDC: 25-191
Pittsburgh, PA 15222
Attention:        Lori B. Shure
Telephone:        412-644-7757
Telecopier:       412-471-4883

Name:  LaSalle Bank National Association    Commitment                     $13,000,000
                                            Ratable Share:  13%

Notice Address:
1300 East 9th Street, Suite 1000
Cleveland, OH 44114
Attention:        Jefferson M. Green
Telephone:        216-802-2207
Telecopier:       216-802-2212

Name:    Citizens Bank of Pennsylvania      Commitment                     $10,000,000
                                            Ratable Share:  10%

Notice Address:
Two Mellon Center, Room 230
Pittsburgh, PA 15259
Attention:        John J. Ligday
Telephone:        412-236-1097
Telecopier:       412-236-8671

Name:    Comerica Bank                      Commitment                     $10,000,000
                                            Ratable Share:  10%

Notice Address:
500 Woodward Avenue, MC 3268
Detroit, MI 48226
Attention:        Jeffrey J. Judge
Telephone:        313-222-3801
Telecopier:       313-222-9514

Name:    Fleet National Bank                Commitment                     $10,000,000
                                            Ratable Share:  10%

Notice Address:
625 Liberty Avenue, Suite 2800
CNG Tower
Pittsburgh, PA 15222
Attention:        Edward F. McKenney
Telephone:        412-255-3764
Telecopier:       412-255-3765



Name:    Fifth Third Bank                   Commitment                      $7,000,000
                                            Ratable Share:  7%

Notice Address:
1404 East 9th Street
Cleveland, OH 44114
Attention:        Patrick Byrne
Telephone:        216-274-5416
Telecopier:       216-274-5441

Name:    HSBC Bank USA                      Commitment                      $7,000,000
                                            Ratable Share:  7%

Notice Address:
One HSBC Center
Commercial Banking Dept. - Lobby
Buffalo, New York 14203
Attention:        William H. Graser
Telephone:        716-841-2556
Telecopier:       716-855-0384

Agent Servicing
HSBC Bank USA
One HSBC Center, 26th Floor
Buffalo, New York 14203
Attention:        Donna Riley
Telephone:        716-841-4178
Telecopier:       716-841-0269


                                SCHEDULE 1.01(b)

                             LOCATIONS OF INVENTORY

BUSINESS SEGMENT

I.       TITANIUM GROUP

         Name of Loan Party                                Address
         ------------------                                -------

         Galt Alloys, Inc.                        122 Central Plaza N
                                                  Canton, OH 44702

         RMI Metals, Inc., d/b/a Micron Metals    7186 West Gates Avenue
                                                  Salt Lake City, UT 84120

         RMI Titanium Company                     1000 Warren Avenue
                                                  Niles, OH 44446

                                                  Service Center:
                                                  State Road & E. 21st Street
                                                  Ashtabula, OH 44004

                                                  Tube Division:
                                                  2700 Freedland Road
                                                  P.O. Box 1090
                                                  Hermitage, PA 16148

         RMI UK                                   United Kingdom

         Tradco, Inc.                             1701 West Main Street
                                                  Washington, MO 63090

                                                  955 North Service Road West
                                                  Sullivan, MO 63080

II.      FABRICATION & DISTRIBUTION GROUP

         Name of Loan Party                       Address
         ------------------                       -------


Pierce-Spafford Metals Company, Inc.              7550 Chapman Avenue
                                                  Garden Grove, CA 92841

Bow Steel of Texas Corporation                    11315 West Little York
                                                  Houston, TX 77041

RTI Energy Systems                                7211 Spring Cypress Road
                                                  Spring, TX 77379

TRADCO, Inc.                                      950 Franklin Street
                                                  Sullivan, MO 63080

RTI Fabrications, L.P.                            7600 South Sante Fe,
                                                  Building C
                                                  Houston, TX 77061

Bow Steel Corporation                             827 Marshall Phelps Road
                                                  Windsor, CT 06095

RTI International Metals Limited                  Riverside Estate
                                                  Fazeley, Tamworth
                                                  Sataffordshire, B78 3RW,
                                                  England

RTI International Metals Gmbh                     Gebhardstrasse 6a
                                                  42329 Wuppertal, Germany

Reamet S.A.                                       2-4 rue du Moulin
                                                  78930 Villette France

RTI International Metals Srl                      Via G.B. Piranesi, 26
                                                  20100 Milan, Italy

                                SCHEDULE 2.17(j)

                           EXISTING LETTERS OF CREDIT

LC NUMBER             BENEFICIARY               AMOUNT             EXPIRY
---------             -----------               ------             ------

228242       UBS Cayman Islands, Ltd.       $1,042,294.00          3/01/03

227583       UBS Cayman Islands, Ltd.       $  180,137.00          3/01/03

246723       Hyundai Heavy Industries       $5,150,400.00          4/01/03

                                  SCHEDULE 4.01

                       JURISDICTIONS OF INCORPORATION AND
                   QUALIFICATION OF BORROWER AND SUBSIDIARIES

RTI International Metals, Inc.
Qualified:  Ohio

RMI Titanium Company
Qualified:  Ohio, California, Missouri, Pennsylvania, Texas

RMI Delaware, Inc.
Qualified:  Delaware

Galt Alloys, Inc.
Qualified:  Ohio

RMI Metals, Inc. d/b/a Micron Metals
Qualified:  Utah

TRADCO, Inc.
Qualified:  Missouri

NaTi Gas Co.
Qualified:  Ohio

Earthline Technologies, Inc.
Qualified:  Ohio

RTI Energy Systems, Inc. (f/k/a WT Engineering)
Qualified:  Ohio, Texas

Weld-Tech Engineering Services, L.P. d/b/a RTI Energy Systems
Qualified:  Texas

Weld-Tech GP, Inc.
Qualified:  Texas

Weld-Tech LP, Inc.
Qualified:  Delaware

RTI Fabrications, L.P.
Qualified:  Texas, California, Ohio

ETCA GP, L.L.C.
Qualified:  Texas, Ohio

                             Schedule 4.01 continued

                       JURISDICTIONS OF INCORPORATION AND
                   QUALIFICATION OF BORROWER AND SUBSIDIARIES


ETCA LP, Inc.
Qualified:  Delaware

New Century Metals, Inc.
Qualified:  Ohio

New Century Metals Southeast, Inc.
Qualified:  Delaware, California (d/b/a New Century Metals)

Extrusion Technology Corporation of America
Qualified:  Ohio

Bow Steel Corporation
Qualified:  Delaware, Connecticut

Bow Steel of Texas Corporation
Qualified:  Delaware, Texas

Pierce-Spafford Metals Company, Inc.
Qualified:  California

RTI Europe Limited
Qualified:  United Kingdom

RTI International Metals Limited
Qualified:  United Kingdom

RTI International Metals Gmbh
Qualified:  Germany

RTI International Metals Srl
Qualified:  Italy

RTI France S.A.S.
Qualified:  France

Reamet S.A.
Qualified:  France

                                  SCHEDULE 4.02

                              CAPITAL STOCK OPTIONS


a. Reference is made to Note 15---Stock Options and restricted Stock Award Plans, to the Consolidated Financial Statements for the Year Ended December 31, 2001

b.       Copy of 1995 Stock Plan attached.

                                  SCHEDULE 4.03

                  INTERESTS IN SUBSIDIARIES AND OTHER ENTITIES


RTI International Metals, Inc.                                      100%

RMI Titanium Company                                                100%

RMI Delaware, Inc.                                                  100%

Galt Alloys, Inc.                                                    90%

RMI Metals, Inc. d/b/a Micron Metals                                100%

TRADCO, Inc.                                                        100%

NaTi Gas Co.                                                        100%

Earthline Technologies, Inc.                                        100%

RTI Energy Systems, Inc. (f/k/a WT Engineering)                     100%

Weld-Tech Engineering Services, L.P. d/b/a RTI Energy Systems       100%

Weld-Tech GP, Inc.                                                  100%

Weld-Tech LP, Inc.                                                  100%

RTI Fabrications, L.P.                                              100%

ETCA GP, L.L.C.                                                     100%

ETCA LP, Inc.                                                       100%

New Century Metals, Inc.                                            100%

New Century Metals Southeast, Inc.                                  100%

Extrusion Technology Corporation of America                         100%

Bow Steel Corporation                                               100%

Bow Steel of Texas Corporation                                      100%

Pierce-Spafford Metals Company, Inc.                                100%

RTI Europe Limited                                                  100%

RTI International Metals Limited                                    100%

RTI International Metals Gmbh                                       100%

RTI International Metals Srl                                        100%

RTI France S.A.S.                                                   100%

Reamet S.A.                                                         100%

                                  SCHEDULE 4.07

                                   LITIGATION


                                      NONE

                                  SCHEDULE 4.11

                        AGREEMENTS CONCERNING TAX RETURNS


                                      NONE

                                  SCHEDULE 4.12

                             CONSENTS AND APPROVALS


                                      NONE

                                  SCHEDULE 4.16

                         PLANS AND BENEFIT ARRANGEMENTS


                                      NONE

                                  SCHEDULE 4.20

                              ENVIRONMENTAL MATTERS


       Reference is hereby made to Legal Proceedings - Environmental and
            Note 14 of the RTI 2001 Annual Report and Form 10K filed
                    with the Securities Exchange Commission


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                                  SCHEDULE 7.01

                             PERMITTED INDEBTEDNESS


                                      NONE

                                  SCHEDULE 7.03

                                OTHER INVESTMENTS


                                      NONE


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                                  SCHEDULE 7.06

                             AFFILIATE TRANSACTIONS


                                      NONE